EXHIBIT 10.31
CREDIT AGREEMENT
Dated as of April 29, 2024
among
NMI HOLDINGS, INC.,
as the Company,
ROYAL BANK OF CANADA,
as the Agent,
and
THE LENDERS PARTY HERETO
——————————
RBC CAPITAL MARKETS1, BANK OF MONTREAL, CITIBANK, N.A. AND TRUIST SECURITIES, INC.,
as Joint Lead Arrangers and Joint Bookrunners

and

GOLDMAN SACHS BANK USA, HUNTINGTON NATIONAL BANK AND U.S. BANK NATIONAL ASSOCIATION,
as Co-Documentation Agents

1 RBC Capital Markets is a brand name for the capital markets business of Royal Bank of Canada and its Affiliates.

TABLE OF CONTENTS
Page

SCHEDULES
Schedule 1.01(A)    Commitments
Schedule 5.01    Corporate Existence and Power
Schedule 5.07    ERISA
Schedule 5.14(b)    Capital Stock
Schedule 5.15    Insurance Licenses
Schedule 7.01    Existing Indebtedness
Schedule 7.02    Existing Liens
Schedule 7.09    Existing and Committed Investments
Schedule 10.02    Addresses for Notices
EXHIBITS
Exhibit A    Form of Compliance Certificate
Exhibit B    Form of Revolving Loan Note
Exhibit C-1    Form of Loan Notice
Exhibit C-2    Form of Interest Election Request
Exhibit D    Form of Assignment and Assumption
Exhibit E-1    United States Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit E-2    United States Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit E-3    United States Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit E-4    United States Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

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CREDIT AGREEMENT
This CREDIT AGREEMENT is entered into as of April 29, 2024, by and among NMI HOLDINGS, INC., a Delaware corporation (together with its successors, the “Company”), the lenders from time to time party to this Agreement (collectively, the “Lenders”; individually, each a “Lender”), and ROYAL BANK OF CANADA, as administrative agent for the Lenders.
WHEREAS, the Company desires to obtain from the Lenders a revolving credit facility with revolving commitments in an amount equal to $250,000,000; and
WHEREAS, the Company intends to use the proceeds of the Revolving Facility for general corporate purposes of the Company and its Subsidiaries;
NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:
ARTICLE 1
DEFINITIONS
Section 1.01    Certain Defined Terms.
The following terms have the following meanings:
“Acquisition” means (i) any Investment by the Company or any of its Restricted Subsidiaries in a Person (other than an existing Wholly-Owned Subsidiary) whereby such Person becomes a direct or indirect Restricted Subsidiary of the Company or is merged with and into the Company or such Restricted Subsidiary or (ii) an acquisition by the Company or any of its Restricted Subsidiaries of the property and assets of any Person (other than an existing Wholly-Owned Subsidiary) that constitutes all or substantially all of the assets of such Person or any division, line of business, book of business or business unit of such Person; provided that capital expenditures (as determined in accordance with GAAP) that do not, individually or as part of a series of related transactions, result in the acquisition of all or substantially all of the assets of any Person or any division, line of business, book of business or business unit of such Person shall be deemed not to be Acquisitions.
“Adjusted Daily Simple SOFR” means an interest rate per annum equal to (a) the Daily Simple SOFR, plus (b) 0.10%; provided that if the Adjusted Daily Simple SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Adjusted Term SOFR Rate” means, for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the
[Signature Page to Credit Agreement]

direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract or otherwise.
“Agent” means RBC, in its capacity as administrative agent under the Loan Documents, and its successors and permitted assigns in such capacity.
“Agent-Related Persons” means the initial Agent, any successor Agent, any Joint Lead Arranger and the Co-Documentation Agents, in each case together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.
“Agent’s Office” means the Agent’s address and, as appropriate, account as set forth on Schedule 10.02 or such other address or account as the Agent may from time to time specify.
“Agreement” means this Credit Agreement.
“Ancillary Documents” has the meanings set forth in Section 10.11.
“Annual Statement” means the annual statutory financial statement of any Insurance Subsidiary required to be filed with such Insurance Subsidiary’s domiciliary insurance commissioner, which statement shall be in the form required by such Insurance Subsidiary’s domiciliary jurisdiction or, if no specific form is so required, in the form of financial statements permitted by such domiciliary insurance commissioner to be used for filing annual statutory financial statements and shall contain the type of information permitted or required by such domiciliary insurance commissioner to be disclosed therein, together with all exhibits or schedules filed therewith.
“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, as amended, and any applicable similar laws, rules or regulations issued, administered or enforced by any Governmental Authority having jurisdiction over the Company.
“Anti-Money Laundering Laws” means any applicable provision of Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA Patriot Act) of 2001 (Title III of Pub. L. 107-56) and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959), any law or executive order relating thereto administered by the U.S. Department of the Treasury Office of Foreign Assets Control, and any similar law, regulation, or executive order enacted in the United States after the date of this Agreement.
“Applicable Margin” and “Applicable Revolving Commitment Fee Percentage” mean, on any day, a percentage, per annum, determined by reference to the ratings of the Index Debt in effect on such day as set forth in the table below:

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Pricing Level	Index Debt S&P/Fitch/ Moody’s	Applicable Margin for Term Benchmark Loans	Applicable Margin for Base Rate Loans	Applicable Revolving Commitment Fee Percentage
1	Greater than or equal to BBB/BBB/Baa2	1.375%	0.375%	0.175%
2	BBB- /BBB-/ Baa3	1.500%	0.500%	0.225%
3	BB+ /BB+/ Ba1	1.750%	0.750%	0.300%
4	BB / BB/Ba2	2.000%	1.000%	0.350%
5	BB- / BB-/Ba3	2.500%	1.500%	0.450%
6	Less than or equal to B+ /B+/ B1	2.875%	1.875%	0.525%

; provided that in the event that (w) each Rating Agency shall have in effect a rating for the Index Debt and (i) the ratings for the Index Debt provided by at least two Rating Agencies fall within the same level, such level will apply and (ii) no two ratings from the Rating Agencies are within the same level, the second highest of the three ratings will apply, (x) two Rating Agencies shall have in effect a rating for the Index Debt and (i) the ratings by such Rating Agencies fall within the same level, such level will apply, (ii) the ratings by such Rating Agencies are split by one level, then the higher of the two ratings shall apply, (iii) the ratings by such Rating Agencies are split by more than one level, then one level below the higher of the two ratings shall apply, (y) only one Rating Agency shall have in effect a rating for the Index Debt, such rating by such Rating Agency shall apply and (z) no ratings of the Index Debt has been obtained from any Rating Agency, the Index Debt shall deemed to have the lowest ratings set forth above and (iv) if any rating for the Index Debt shall be changed, such change shall be effective as of the date on which it is first announced by the applicable Rating Agency. Each change in the Applicable Margin or the Applicable Revolving Commitment Fee Percentage shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.
“Approved Electronic Communications” means any notice, demand, communication, information, document or other material that any of the Company or any of its Subsidiaries provides to the Agent pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Agent or Lenders by means of electronic communications pursuant to Section 10.02(b).
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

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“Asset Sale” means any Disposition of property or series of related Dispositions of property pursuant to Section 7.03(n).
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee substantially in the form of Exhibit D or in another form reasonably acceptable to the Agent.
“Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other external legal counsel.
“Availability Period” means the period from and including the Closing Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 3.05.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Base Rate” means, for any day, a rate per annum equal to the highest of (a) the NYFRB Rate plus 1/2 of 1%, (b) the Prime Rate, (c) the Adjusted Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.05 hereof (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 3.05(b)), then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.
“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

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“Benchmark” means, initially, the Term SOFR Rate; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to the Term SOFR Rate, or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior Benchmark rate pursuant to clause (b) of Section 3.05.
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Agent for the applicable Benchmark Replacement Date:
(1)    the Adjusted Daily Simple SOFR;
(2)    the sum of: (a) the alternate Benchmark rate that has been selected by the Agent and the Company as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement Benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a Benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment;
If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent and the Company for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Agent in its reasonable discretion decides, after consultation with the Company, may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides in its reasonable discretion that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of

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administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:
(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

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(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.05 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.05.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”
“BHC Act Affiliate” of a party means an “affiliate’ (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Borrowing” means a Revolving Borrowing.
“Borrowing Date” means the date of a Credit Extension.
“Business Day” means, any day (other than a Saturday or a Sunday) on which banks are open for business in New York City or Chicago.
“Calculation Period” means, with respect to any ratio or calculation, the period for which such ratio or calculation is being calculated.
“Capital Adequacy Regulation” means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy or liquidity of any bank or of any corporation controlling a bank.
“Capital and Surplus” means, as to any Insurance Subsidiary, as of any date, the total amount reported as “Surplus as Regards Policyholders” shown on line 37, page 3, column 1 (or such other line on which the equivalent information is provided on any other such Annual Statement) of the Annual Statement of such Insurance Subsidiary as of such date, or an amount determined in a consistent manner in accordance with SAP for any date other than one as of which an Annual Statement is prepared.
“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants,

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rights or options to purchase any of the foregoing; provided that, for the avoidance of doubt, Capital Stock shall not be deemed to include debt convertible or exchangeable for any of the foregoing.
“Capitalized Lease Liabilities” means, with respect to any Person, all monetary obligations of such Person under any leasing or similar arrangement that, in accordance with GAAP, would be classified as a capitalized lease, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of this definition, whenever in this Agreement is it necessary to determine whether a lease is a capital lease or an operating lease, such determination shall be made on the basis of GAAP as in effect on December 31, 2017.
“Cash Equivalents” means:
(a)    marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition;
(b)    certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of twelve months or less from the date of acquisition issued by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000 and a short term deposit rating of at least A-1 by S&P and P-l by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally;
(c)    commercial paper of an issuer rated at least A-1 by S&P and P-1 by Moody’s at the time of acquisition thereof, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within nine months from the date of acquisition;
(d)    repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government;
(e)    securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P and A2 by Moody’s;
(f)    securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; and
(g)    shares of money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

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“Cash Management Obligations” means obligations owed by the Company or any Subsidiary in respect of any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds or in respect of any credit card or similar services.
“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980.
“Change of Control” means any acquisition, directly or indirectly, by any person or group (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), of beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Exchange Act) of 50% or more of the outstanding shares of Voting Stock of the Company.
“Closing Date” shall mean the first date on which each of the conditions set forth in Section 4.02 shall have been satisfied or waived.
“Closing Date Refinancing” has the meaning specified in Section 4.02(c).
“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).
“Co-Documentation Agents” means Goldman Sachs Bank USA, Huntington National Bank and U.S. Bank National Association.
“Code” means the Internal Revenue Code of 1986, as amended.
“Commitment” means any Revolving Commitment. The amount of each Lender’s Commitment as of the date hereof is set forth on Schedule 1.01(A) hereto.
“Commitment Letter” means that certain commitment letter dated as of March 27, 2024 between RBC and the Company.
“Company” has the meaning specified in the introduction to this Agreement.
“Compensation Period” has the meaning specified in Section 2.14(c)(ii).
“Compliance Certificate” means a certificate substantially in the form of Exhibit A.
“Consolidated Net Income” means for any period, the consolidated net income (or loss) of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.
“Consolidated Net Worth” means, as of any date of determination with respect to the Company, all amounts included, in conformity with GAAP, under shareholders’ equity on the consolidated balance sheet of the Company as of the last day of the most recently ended Fiscal Quarter of the Company for which financial statements have been (or were required to have been) delivered pursuant to Section 6.01, excluding the effect thereon of any accumulated other comprehensive income (or loss) or adjustments required under FASB ASC 320 and related taxes under FASB ASC 740, after appropriate deduction for any minority interests in Subsidiaries (to the extent minority interests are included in consolidated shareholders’ equity). Consolidated Net Worth shall be calculated on a Pro Forma Basis; provided, that,

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for purposes of compliance with Section 7.14, unless such compliance is expressly required to be determined on a Pro Forma Basis, Consolidated Net Worth shall not be determined on a Pro Forma Basis.
“Consolidated Total Assets” means, as of any date of determination, the total assets of the Company and its Subsidiaries, determined in accordance with GAAP, as set forth on the consolidated balance sheet of the Company as of the last day of the most recently ended Fiscal Quarter of the Company for which financial statements have been delivered pursuant to Section 6.01.
“Consolidated Total Revenues” means, as of any date of determination, the total revenues of the Company and its Subsidiaries, determined in accordance with GAAP, as set forth on the consolidated statement or statements of operations of the Company for the four most recently ended Fiscal Quarters of the Company for which financial statements have been delivered pursuant to Section 6.01.
“Contingent Obligation” means, without duplication, any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the debt, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection and indemnities under contracts entered into in the ordinary course of business or in connection with any Acquisition or Disposition of property permitted under this Agreement and not in respect of Indebtedness), or guarantees the payment of dividends or other distributions upon the shares of any other Person; provided that the obligations of any Person under Reinsurance Agreements or in connection with Investments of Insurance Subsidiaries or Subsidiaries of Insurance Subsidiaries permitted by the applicable Department shall not be deemed Contingent Obligations of such Person. The amount of any Contingent Obligation of any Person shall (subject to any limitation set forth therein) be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.
“Conversion/Continuation Notice” means a Conversion/Continuation Notice substantially in the form of Exhibit C-2.
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Covered Entity” means any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

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“Covered Party” has the meaning set forth in Section 10.18.
“Credit Extension” means the making, conversion or continuation of a Loan.
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal SOFR for the day (such day “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Day prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Company.
“Debt to Total Capitalization Ratio” means, as of any date of determination, without duplication, the ratio of (a) the principal amount of all Indebtedness of the Company and its Restricted Subsidiaries outstanding on such date, other than (i) Indebtedness owing to the Company or any of its Restricted Subsidiaries and (ii) Indebtedness of the kinds referred to in clauses (d) and (e) of the definition of “Indebtedness” and, for the avoidance of doubt, Securitization Indebtedness, to (b) Total Capitalization on such date.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means any event or circumstance that constitutes an Event of Default or that, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.
    “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means, subject to Section 2.16(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Agent and the Company in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (which conditions precedent, together with the applicable Default, if any, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Company or the Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lenders’ obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with the applicable default, if any, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Agent or the Company, to confirm in writing to the Agent or the Company that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Agent), or (d) the Agent has received notification that such Lender or any direct or indirect parent company thereof (i) is the subject of a Bail-In Action, (ii) is insolvent, or is

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generally unable to pay its debts as they become due, or has admitted in writing its inability to pay its debts as they become due, or has made a general assignment for the benefit of its creditors or (iii) is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its direct or indirect parent company, or such Lender or its direct or indirect parent company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Capital Stock in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.
“Department” means, with respect to any Insurance Subsidiary, the Governmental Authority of such Insurance Subsidiary’s state of domicile with which such Insurance Subsidiary is required to file its Annual Statement.
“Disposition” means the sale, assignment, leasing as lessor (other than in the ordinary course), transfer, contribution, conveyance, issuance or other disposal of, or granting of options, warrants or other rights with respect to, any of a Person’s assets (including any transaction pursuant to a sale and leaseback transaction and, in the case of any Restricted Subsidiary, the issuance or sale of its Capital Stock). The terms “Dispose of,” “Disposing of” and “Disposed of” shall have correlative meaning.
“Disqualified Capital Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the Latest Maturity Date, (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Capital Stock referred to in clause (a) above, in each case at any time on or prior to date that is 91 days after the Latest Maturity Date, or (c) contains any repurchase obligation which may come into effect prior to payment in full of all Obligations; provided, however, that (x) any Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Capital Stock upon the occurrence of a change in control or an asset sale occurring prior to the date that is 91 days after the Latest Maturity Date shall not constitute Disqualified Capital Stock if such Capital Stock provides that the issuer thereof will not redeem any such Capital Stock pursuant to such provisions prior to the repayment in full of the Obligations, and (y) if such Capital Stock is issued to any employee or to any Plan for the benefit of employees of the Company or the Subsidiaries or by any such Plan to such employees, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the Company or any Subsidiary in order to satisfy applicable compulsory statutory or regulatory obligations or as a result of such employee’s termination, death or disability.
“Disqualified Lender” means (i) any insurance company or any other Person identified by the Company by written notice to the Agent prior to the Effective Date, (ii) any competitor of the Company and its subsidiaries identified by the Company from time to time by written notice to the Agent, and (iii) any Affiliate of any such identified person described in the foregoing clauses (i) and (ii) that is clearly identifiable as an Affiliate solely on the basis of its name or that the Agent knows is an Affiliate of any

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such identified person; provided that the Agent shall be permitted to disclose such list of Disqualified Lenders to any Lender on a confidential basis subject to Section 10.08 upon the request of such Lender.
“Dollars,” “dollars” and “$” each means lawful money of the United States.
“Domestic Subsidiary” means a Subsidiary that is (a) organized or incorporated in the United States, any state thereof or the District of Columbia, and (b) not a Foreign Subsidiary.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means April 29, 2024.
“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Eligible Assignee” means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) or a Disqualified Lender or Person who, upon becoming a Lender hereunder, would constitute a Disqualified Lender) approved by (i) the Agent and (ii) unless an Event of Default has occurred and is continuing, the Company (each such approval not to be unreasonably withheld or delayed); provided that (x) notwithstanding the foregoing, “Eligible Assignee” shall not include any of the Company’s Subsidiaries or any Defaulting Lender, (y) the Company shall be deemed to have approved an assignee unless it shall object thereto by written notice to the Agent within ten (10) Business Days after having received notice thereof and (z) any assignment to the Company shall be subject to the terms of Section 10.07(c).
“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna.
“Environmental Claims” means all written claims, complaints, notices or inquiries, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief or other type of relief, resulting from or based upon the presence, placement, or Release (including intentional or unintentional, negligent or non-negligent, sudden or non-sudden or accidental or non-accidental placement, spills, leaks, discharges,

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emissions or releases) of any Hazardous Material at, in, under or from property, whether or not owned by the Company or any of its Subsidiaries, excluding, in any case, liabilities or claims arising under any insurance contract or policy, reinsurance agreement or retrocession agreement relating to any of the foregoing where the Company or any of its Subsidiaries is the insurer.
“Environmental Laws” means all Requirements of Law relating to pollution or protection of the Environment or the release of any materials into the Environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of remediation, fines, penalties or indemnities), of the Company or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage or treatment of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company or any of its Subsidiaries within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means (a) a Reportable Event with respect to a Single Employer Pension Plan; (b)(i) with respect to any Single Employer Pension Plan, the failure to satisfy the minimum funding standard under Sections 412 or 430 of the Code and Sections 302 or 303 of ERISA, whether or not waived, (ii) the failure to make by its due date a required installment under Section 430(j) of the Code or Section 303 of ERISA with respect to any Single Employer Pension Plan or (iii) the failure to make a required contribution to a Multiemployer Plan; (c) a withdrawal by the Company, any of its Subsidiaries or any ERISA Affiliate from a Single Employer Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or the imposition of liability on the Company, any of its Subsidiaries or any ERISA Affiliate due to the cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (d) a complete or partial withdrawal by the Company, any of its Subsidiaries or any ERISA Affiliate from a Multiemployer Plan or the reorganization or insolvency of a Multiemployer Plan under Section 4241 or 4245 of ERISA; (e) the termination under Section 4041(c) or 4041A of ERISA of a Single Employer Pension Plan or Multiemployer Plan; (f) an event or condition that would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Single Employer Pension Plan or Multiemployer Plan; (g) the imposition of any liability under Title IV of ERISA, other than required plan contributions and PBGC premiums due but not delinquent under Sections 4006 and 4007 of ERISA, upon the Company, any of its Subsidiaries or any ERISA Affiliate; or (h) a Multiemployer Plan is determined to be in “critical” or “endangered” status under Section 432 of the Code or Section 305 of ERISA, or, with respect to any Single Employer Pension Plan, a determination that it is “at risk” under Section 430 of the Code or Section 303 of ERISA or (i) the imposition of a Lien under Section 430(k) of the Code or Section 303(k) or 4068 of ERISA.

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“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Event of Default” has the meaning specified in Section 8.01.
“Exchange Act” means the Securities Exchange Act of 1934 and the regulations promulgated thereunder.
“Excluded Taxes” means, with respect to the Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Company under any Loan Document, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of the recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are imposed as a result of a present or former connection between the recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document), (b) in the case of a Lender other than an assignee pursuant to a request by the Company under Section 10.14, any United States federal withholding Tax imposed on amounts payable to or for the account of such Lender pursuant to any law in effect at the time such Lender becomes a party hereto, acquires the applicable interest in the Loan or designates a new lending office, except to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the time of designation of a new lending office (or assignment), to receive additional amounts from the Company with respect to such withholding Tax pursuant to Section 3.01(a), (c) any Tax that is attributable to such Lender’s failure to comply with Section 3.01(f) and (d) any United States federal withholding Tax that is imposed pursuant to FATCA.
“Existing Credit Agreement” means that certain Credit Agreement, dated as of November 29, 2021, by and among the Company, JPMorgan Chase Bank, N.A., as administrative agent and the other parties thereto, as the same may have been amended, supplemented or otherwise modified from time to time prior to the Closing Date.
“Existing Facility” has the meaning specified in Section 2.17(a).
“Existing Lender” has the meaning specified in Section 2.17(a).
“Existing Secured Notes” means the Company’s 7.375% senior secured notes due 2025.
“Existing Secured Notes Collateral Agent” means the Bank of New York Mellon Trust Company, in its capacity as trustee and collateral agent under the Existing Secured Notes.
“Existing Secured Notes Indenture” means the indenture dated as of June 19, 2020 by and among the Company, the guarantors party thereto and the Existing Secured Notes Collateral Agent.
“Existing Secured Notes Obligations” means the “Notes Obligations” as such term is defined in the Existing Secured Notes Indenture.
“Extended Facility” means any Extended Revolving Facility.

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“Extended Loan” means any Extended Revolving Loan.
“Extended Maturity Date” has the meaning specified in Section 2.17(a).
“Extended Revolving Commitment” has the meaning specified in Section 2.17(a).
“Extended Revolving Facility” means the Extended Revolving Commitments and Extended Revolving Loans established pursuant to an Extension.
“Extended Revolving Loan” has the meaning specified in Section 2.17(a).
“Extension” has the meaning specified in Section 2.17(a).
“Extension Amendment” has the meaning specified in Section 2.17(f).
“Extension Offer” has the meaning specified in Section 2.17(a).
“Facility” means any Revolving Facility.
“FATCA” means current Sections 1471 through 1474 of the Code and any amended or successor version that is substantively comparable and not materially more onerous to comply with (including any Treasury regulations or other official administrative guidance promulgated thereunder).
“Federal Funds Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions (as determined in such manner as the NYFRB shall set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate; provided, that if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Federal Home Loan Bank” means the FHLBank System created by the Federal Home Loan Bank Act of 1932.
“Fee Letter” means that certain fee letter dated as of March 27, 2024 between RBC and the Company.
“Financial Covenants” means the covenants set forth in Sections 7.11, 7.13 and 7.14.
“Fiscal Quarter” means any fiscal quarter of a Fiscal Year.
“Fiscal Year” means any period of twelve consecutive calendar months ending on December 31.
“Fitch” means Fitch Ratings, Inc.
“Floor” means the Benchmark rate Floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR, as applicable. For the avoidance of doubt the initial Floor for each of Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR shall be 0.00%.

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“Foreign Lender” means any Lender that is not a U.S. Person within the meaning of Section 7701(a)(30) of the Code.
“Foreign Subsidiary” means any Subsidiary that (a) is not organized or incorporated in the United States, any State thereof or the District of Columbia, (b) directly or indirectly, holds no material assets other than equity interests of one or more entities described in clause (a) of this definition or (c) is a Subsidiary of an entity described in clauses (a) or (b) of this definition.
“FRB” means the Board of Governors of the Federal Reserve System and any Governmental Authority succeeding to any of its principal functions.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), that are applicable to the circumstances as of the date of determination.
“Government-Sponsored Enterprise” means the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Federal Housing Finance Agency, and any other financial services entity established by any Governmental Authority and engaged in the purchase of mortgage loans.
“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, taxing or regulatory functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank) and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing, including any board of insurance, insurance department or insurance commissioner.
“Hazardous Material” means: (a) any “hazardous substance,” as defined by CERCLA; (b) any “hazardous waste,” as defined by the Resource Conservation and Recovery Act; (c) petroleum and any petroleum product; or (d) any other pollutant, contaminant, chemical, material, waste or substance in any form that is subject to regulation or, as to which, liability or standards of conduct can be imposed under any Environmental Law.
“Historical Statutory Statements” has the meaning specified in Section 5.11(b).
“Immaterial Subsidiary” means any Non-Insurance Subsidiary that (a) has assets with an aggregate fair market value less than 2.50% of Consolidated Total Assets, (b) has aggregate revenues (disregarding, for the avoidance of doubt, revenue from Affiliates) less than 2.50% of Consolidated Total Revenues, (c) is not integral to the business or operations of the Company or its Subsidiaries (other than Immaterial Subsidiaries), and (d) has no Subsidiaries (other than Immaterial Subsidiaries).
“Increased Amount Date” has the meaning specified in Section 2.15(a).

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“Indebtedness” means, with respect to any Person, without duplication: (a) all indebtedness of such Person for borrowed money or in respect of loans or advances; (b) all indebtedness of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) all indebtedness in respect of letters of credit, whether or not drawn, and bankers’ acceptances and letters of guaranty issued for the account or upon the application or request of such Person; (d) all Capitalized Lease Liabilities of such Person; (e) the liabilities (if any) of such Person in respect of Swap Contracts as determined by reference to the Swap Termination Value thereof; (f) all obligations of such Person to pay the deferred purchase price of property or services that are included as liabilities in accordance with GAAP (other than accrued expenses incurred and trade accounts payable in each case in the ordinary course of business) and all obligations secured by a Lien on property owned or being purchased by such Person, but only to the extent of the lesser of the obligations secured or the value of the property to which such Lien is attached (including obligations arising under conditional sales or other title retention agreements); (g) all Disqualified Capital Stock of such Person, valued, as of the date of determination, at the greater of the maximum aggregate amount that would be payable upon maturity, redemption, repayment or mandatory repurchase thereof (or of Disqualified Capital Stock or Indebtedness into which such Disqualified Capital Stock is convertible or exchangeable); (h) any obligations of a partnership of the kind referred to in clauses (a) through (g) above or clause (i) below in which such Person is a general partner unless such obligations are expressly made non-recourse to such Person; and (i) all Contingent Obligations of such Person with respect to Indebtedness or obligations of others of the kinds referred to in clauses (a) through (h) above. Notwithstanding anything to the contrary, “Indebtedness” shall not include (1) liabilities in respect of unearned premium on insurance policies written by the Company or any of its Subsidiaries, and (2) obligations in an aggregate amount not to exceed $8,000,000 at any time outstanding owed to payroll service providers in respect of advances made to or on behalf of the Company or its Restricted Subsidiaries or to employees of the Company or Restricted Subsidiaries in the ordinary course of business.
“Indemnified Liabilities” has the meaning specified in Section 10.05.
“Indemnified Person” has the meaning specified in Section 10.05.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to a payment made by or on account of any obligation of any the Company under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Independent Auditor” has the meaning specified in Section 6.01(a).
“Index Debt” means senior, unsecured, long-term indebtedness for borrowed money of the Company that is not guaranteed by any other person or subject to any other credit enhancement.
“Insolvency Proceeding” means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, conservation, rehabilitation, receivership, dissolution, winding-up or relief of debtors or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in any case, undertaken under U.S. Federal, state or foreign law, including title 11 of the United States Code.
“Insurance Business” means one or more aspects of the business of (a) selling or underwriting insurance or (b) reinsurance.

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“Insurance Subsidiary” means any Subsidiary that is authorized or admitted to carry on or transact Insurance Business in any jurisdiction and is regulated by the insurance department or similar regulatory authority of such jurisdiction.
“Interest Election Request” means a request by the Company to convert or continue a Revolving Borrowing in accordance with Section 2.05, which shall be substantially in the form of Exhibit C-2 or any other form approved by the Agent.
“Interest Payment Date” means (a) with respect to any Base Rate Loan, the last Business Day of each calendar quarter and (b) with respect to any Term Benchmark Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and the Maturity Date.
“Interest Period” means with respect to any Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment), as the Company may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to Section 3.05(e) shall be available for specification in such Loan Notice or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Interest Type” means, when used with respect to any Loan, whether the rate of interest on such Loan is determined by reference to the Base Rate or the Adjusted Term SOFR Rate.
“Investment” means any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase (including purchases financed with equity) of any Capital Stock, bonds, notes, obligations, debentures or other debt securities of, or any other investment in, any Person, in each case excluding, for the avoidance of doubt, transactions pursuant to Reinsurance Agreements. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, but shall be reduced by the amount equal to any returns in respect of such Investment received by the investor thereof in the same form as the original Investment (or in cash).
“IRS” means the Internal Revenue Service or any Governmental Authority succeeding to any of its principal functions under the Code.
“Joinder Agreement” means an agreement among the Company, the Agent, and one or more lenders, establishing New Revolving Commitments and effecting such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.15.

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“Joint Bookrunners” means RBCCM, Bank of Montreal, Citibank, N.A. and Truist Securities, Inc..
“Joint Lead Arrangers” means RBCCM, Bank of Montreal, Citibank, N.A. and Truist Securities, Inc..
“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Facility or Extended Revolving Facility at such time under this Agreement.
“Lenders” has the meaning specified in the introduction to this Agreement and includes any other Person that shall have become a party hereto pursuant to an Assignment and Assumption in accordance with Section 10.07, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.
“Lending Office” means, as to any Lender, the office or offices of such Lender specified as its “Lending Office” or “Domestic Lending Office”, as the case may be, on Schedule 10.02 or in its administrative questionnaire delivered to the Agent, or such other office or offices or office of a third party or sub-agent, as appropriate, as such Lender may from time to time notify the Company and the Agent.
“License” means any license, certificate of authority, permit or other authorization that is required to be obtained from any Governmental Authority in connection with the operation, ownership or transaction of the Insurance Business of the Company’s Insurance Subsidiaries.
“Lien” means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by, any conditional sale or other title retention agreement and the interest of a lessor under a capital lease or any financing lease having substantially the same economic effect as any of the foregoing), but not including the interest of a lessor under an operating lease or a licensor under a license that does not otherwise secure an obligation.
“Limited Condition Transaction” means any Acquisition, Investment, Asset Sale or other transaction the consummation of which is not conditioned on the availability of, or on obtaining, third party financing.
“Loan” means any Revolving Loan.
“Loan Documents” means this Agreement and amendments of and joinders to this Agreement that are deemed pursuant to their terms to be Loan Documents for purposes hereof, all Notes, the Commitment Letter and the Fee Letter.
“Loan Notice” means a notice of Credit Extension substantially in the form of Exhibit C-1.
“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the FRB.
“Material Acquisition” means any Acquisition by the Company or its Restricted Subsidiaries in a transaction or series of related transactions for consideration exceeding $25,000,000.

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“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the business, properties, results of operations or financial condition of the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Company to perform under any Loan Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company of any Loan Document.
“Material Disposition” means any disposition of assets by the Company or its Subsidiaries in a transaction or series of related transactions for consideration exceeding $25,000,000, other than any such disposition by any Insurance Subsidiary or any Subsidiary of an Insurance Subsidiary in the ordinary course of business consistent with the investment policy approved by the board of directors of such Subsidiary.
“Maturity Date” means, except to the extent extended pursuant to Section 2.17, (i) with respect to Revolving Loans (other than Extended Revolving Loans), the fifth anniversary of the Closing Date and (ii) with respect to Extended Revolving Loans, the maturity date of such Extended Revolving Loans, as specified in the applicable Joinder Agreement or Extension Amendment.
“Minimum Extension Condition” has the meaning set forth in Section 2.18(c)(iv).
“Moody’s” means Moody’s Investors Service, Inc., and any Person succeeding to its rating agency business.
“Multiemployer Plan” means a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA, to which the Company, any of its Subsidiaries or any ERISA Affiliate makes, is making or is obligated to make contributions or, during the preceding six calendar years, has made, or been obligated to make, contributions.
“NAIC” means the National Association of Insurance Commissioners or any successor thereto, or in the absence of the National Association of Insurance Commissioners or such successor, any other association, agency or other organization performing advisory, coordination or other like functions among insurance departments, insurance commissioners and similar Governmental Authorities of the various states of the United States toward the promotion of uniformity in the practices of such Governmental Authorities.
“Net Income” means, for any Person for any Calculation Period, the net income (or loss) of such Person for such period as determined in accordance with GAAP.
“New Revolving Commitments” has the meaning specified in Section 2.16(a).
“New Revolving Loan Lender” has the meaning specified in Section 2.16(a).
“New Revolving Loans” has the meaning specified in Section 2.16(a).
“NMIC” means National Mortgage Insurance Corporation, a Wisconsin corporation.
“Non-Consenting Lender” means a Lender that does not consent to an amendment or waiver pursuant to Section 10.01 that requires the consent of all or all affected Lenders, or of all or all affected Lenders with respect to a Facility, as applicable, in order to become effective and as to which Lenders holding more than 50% of the aggregate Revolving Exposure of all Lenders, or more than 50% of the Revolving Exposure of all Lenders in respect of such Facility have consented.

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“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-Insurance Subsidiary” means any Subsidiary that is not an Insurance Subsidiary.
“Note” has the meaning specified in Section 2.08(b).
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided, that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” shall mean the rate for a federal funds transaction quoted at 11:00 a.m., on such day received by the Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Company arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Company of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Company under the Loan Documents include (a) the obligation to pay principal, interest, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by the Company under any Loan Document and (b) the obligation of the Company to reimburse any amount in respect of any of the foregoing that any Lender in its sole discretion, may elect to pay or advance on behalf of the Company.
“OCI” means the Office of the Commissioner of Insurance of the State of Wisconsin.
“Organization Documents” means (i) with respect to any corporation, the certificate or articles of incorporation and the bylaws of such corporation, (ii) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement, and (iii) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity, or (iv) in the case of clauses (i), (ii) and (iii) as they may relate to any Foreign Subsidiary, the equivalent or comparable constituent documents with respect to such Foreign Subsidiary.
“Other Taxes” means any present or future recording, stamp, court or documentary, intangible or filing Taxes or similar Taxes that arise from any payment made under this Agreement or any other Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are, with respect to any recipient, Taxes imposed as a result of a present or former connection between such recipient and the

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jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document), imposed with respect to an assignment.
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.
“Participant” has the meaning specified in Section 10.07(C).
“Participant Register” has the meaning specified in Section 10.07(C).
“Patriot Act” has the meaning specified in Section 10.17.
“Payment” has the meaning specified in Section 9.14.
“Payment Notice” has the meaning specified in Section 9.14.
“PBGC” means the Pension Benefit Guaranty Corporation or any Governmental Authority succeeding to any of its principal functions under ERISA.
“Pension Plan” means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA that the Company, any of its Subsidiaries or any ERISA Affiliate sponsors or maintains, or to which it makes, is making or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.
“Permitted Acquisition” means any Acquisition by the Company or any of its Subsidiaries, if each of the following conditions is met:
(a)    no Default or Event of Default then exists or would result therefrom;
(b)    after giving effect to such acquisition on a Pro Forma Basis, the Company and its Subsidiaries shall be in compliance with the Financial Covenants;
(c)    the Person or business to be acquired shall be, or shall be engaged in, primarily a business of the type that the Company and its Subsidiaries are permitted to be engaged in under Section 7.06 and the property to be acquired is to be used in a business primarily of the type that the Company and its Subsidiaries are permitted to be engaged in under Section 7.06; and
(d)    prior to the date that the Company or any of its Subsidiaries enters into a definitive agreement with respect to such Acquisition, the board of directors of the Person to be acquired shall not have indicated publicly its opposition to the consummation of such acquisition (which opposition has not been publicly withdrawn);

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provided, that in the case of any Limited Condition Transaction, compliance with clauses (a) and (b) shall be determined in accordance with Section 1.05.
“Permitted Swap Obligations” means all obligations (contingent or otherwise) of the Company or any Restricted Subsidiary existing or arising under Swap Contracts; provided that each of the following criteria is satisfied: (a) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments or assets held by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a “market view” and (b) such Swap Contracts do not contain any provision (“walk-away” provision) exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party.
“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority or other entity of whatever nature.
“Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) that the Company or any of its Subsidiaries sponsors or maintains or to which the Company or any of its Subsidiaries makes, is making or is obligated to make, contributions and includes any Pension Plan.
“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.
“PMIERs” means the Private Mortgage Insurer Eligibility Requirements published by the Federal Home Loan Mortgage Corporation and the Federal National Mortgage Association, as may be amended from time to time.
“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Agent) or any similar release by the Federal Reserve Board (as determined by the Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“Pro Forma Basis” means, with respect to compliance with any test or covenant hereunder, that such test or covenant hereunder shall be calculated in connection with any event or transaction as follows: (i) in the case of any Material Acquisition or Material Disposition, including pro forma adjustments only to the extent consistent with Article 11 of Regulation S-X under the Securities Act and using for purposes of determining such compliance (x) in the case of any Material Acquisition, the historical financial statements of all entities or assets so acquired or to be acquired (subject to adjustments on a Pro Forma Basis for applicable events of such entities or with respect to such assets during the applicable period, in accordance with this definition) and (y) the consolidated financial statements of the Company and its Subsidiaries, which shall be reformulated as if such Material Acquisition or Material Disposition, and any other Material Acquisitions or Material Dispositions that have been consummated during such period, had been consummated on the first day of such period; (ii) in the case of any incurrence or prepayment or repayment of Indebtedness (other than under revolving credit facilities in the ordinary course of business), assuming such Indebtedness was incurred, prepaid or repaid on the first day of such period and assuming

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that such Indebtedness bears interest during the portion of such period prior to the date of incurrence at, in the case of Indebtedness bearing interest at a floating rate, the weighted average of the interest rates applicable to outstanding Loans during such period and, in the case of Indebtedness bearing interest at a fixed rate, such fixed rate; (iii) in the case of the declaration or payment of any dividend or any issuance of equity or capital contribution, assuming such dividend had been declared and paid or such equity had been issued or such capital contribution made on the first day of such period; and (iv) making such other pro forma adjustments as would be permitted or required by Regulation S-X under the Securities Act; provided, however, that such compliance calculation shall take into account other cost savings measures identified by the Company which the Agent, in its reasonable business judgment, deems reasonably identifiable and factually supportable, and which cost savings measures have been certified by a Responsible Officer.
“Pro Rata Share” means (i) with respect to all payments, computations and other matters relating solely with respect to a particular Facility and a Lender, the percentage obtained by dividing (a) the Revolving Exposure of that Lender with respect to the Revolving Facility, by (b) the aggregate Revolving Exposure of all Lenders with respect to the Revolving Facility; and (ii) for all other purposes with respect to each Lender, the percentage obtained by dividing (A) an amount equal to the sum of the Revolving Exposure of that Lender under all Facilities, by (B) an amount equal to the sum of the aggregate Revolving Exposure of all Lenders under all Facilities.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning assigned to it in Section 10.23
“Quarterly Statement” means the quarterly statutory financial statement of any Insurance Subsidiary required to be filed with such Insurance Subsidiary’s domiciliary insurance commissioner or, if no specific form is so required, in the form of financial statements permitted by such domiciliary insurance commissioner to be used for filing quarterly statutory financial statements and shall contain the type of financial information permitted by such domiciliary insurance commissioner to be disclosed therein, together with all exhibits or schedules filed therewith.
“Rating Agency” means each of Fitch, Moody’s and S&P.
“RBC” means Royal Bank of Canada.
“RBCCM” means RBC Capital Markets2.
“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two Business Days preceding the date of such setting, (2) if such Benchmark is Daily Simple SOFR, then four Business Days prior to such setting or (3) if such Benchmark is none of the Term SOFR Rate or Daily Simple SOFR, the time determined by the Agent in its reasonable discretion.
2 RBC Capital Markets is a brand name for the capital markets business of Royal Bank of Canada and its Affiliates.

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“Refinance” means, with respect to any Indebtedness, to refinance, refund, renew, replace, exchange or extend such Indebtedness. The term “Refinancing” shall have a correlative meaning.
“Refinancing Indebtedness” means with respect to any Indebtedness (“Refinanced Debt”), any Refinancing of such Indebtedness; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Refinanced Debt except by an amount equal to unpaid accrued interest and premium thereon (including any make-whole or other prepayment premium) plus other reasonable amounts paid, and fees and expenses incurred, in connection with such Refinancing and as otherwise permitted to be incurred pursuant to Section 7.01 (it being understood that any such Indebtedness otherwise permitted to be incurred shall constitute Indebtedness under the relevant provision of Section 7.01 pursuant to which it shall be incurred and not Refinancing Indebtedness), (b) such Refinancing Indebtedness shall have a final maturity date equal to or later than the final maturity date of, and, if applicable, a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Refinanced Debt, (c) such Refinancing Indebtedness shall be incurred by the Person or Persons who are the obligors on the Refinanced Debt or would otherwise be permitted to incur such Indebtedness pursuant to Section 7.01, and (d) such Refinanced Debt shall be repaid, defeased or satisfied and discharged or terminated, as applicable, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, substantially concurrently with the incurrence of such Refinancing Indebtedness in accordance with the provisions of Section 2.09.
“Register” has the meaning specified in Section 10.07(c).
“Reinsurance Agreement” means any agreement, contract, treaty, certificate or other arrangement by which any Insurance Subsidiary agrees to cede to, or assume from, another insurer all or part of the liability assumed or assets held by it under one or more insurance, annuity, reinsurance or retrocession policies, agreements, contracts, treaties, certificates or similar arrangements. Reinsurance Agreements shall include, but not be limited to, any agreement, contract, treaty, certificate or other arrangement that is treated as such by the applicable Department.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, members, representatives, agents and advisors of such Person and of such Person’s Affiliates.
“Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection, migration or leaching into or through the Environment.
“Relevant Governmental Body” means, the Federal Reserve Board and/or the NYFRB, the CME Term SOFR Administrator, as applicable, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.
“Required Lenders” means, as of any date of determination, one or more Lenders having or holding Revolving Exposure constituting in the aggregate more than 50% of the aggregate Revolving Exposure of all Lenders outstanding as of such date; provided that the Revolving Exposure of any Defaulting Lender will be disregarded for purposes of such determination.

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“Requirement of Law” means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or legally binding upon the Person or any of its property or to which the Person or any of its property is subject.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, secretary or controller of the Company. Any document delivered under any Loan Document that is signed by a Responsible Officer of the Company shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the Company and such Responsible Officer shall be conclusively presumed to have acted on behalf the Company.
“Restricted Payments” has the meaning set forth in Section 7.08.
“Restricted Subsidiary” means any subsidiary other than an Unrestricted Subsidiary; provided that upon the occurrence of any Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such subsidiary shall be included in the definition of “Restricted Subsidiary.”
“Revolving Borrowing” means Revolving Loans of the same Interest Type, made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect.
“Revolving Commitment” means the commitment of a Lender to make Revolving Loans hereunder in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 1.01(A) or in the applicable Assignment and Assumption, Joinder Agreement, or Extension Amendment, as applicable, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Revolving Commitments as of the Effective Date is $250,000,000.
“Revolving Commitment Period” means the period from after the Effective Date to but excluding the Revolving Commitment Termination Date.
“Revolving Commitment Termination Date” means the earliest to occur of (i) the Maturity Date with respect to the Revolving Loans, (ii) the date the Revolving Commitments are permanently reduced to zero pursuant to Section 2.09, and (iii) the date of the termination of the Revolving Commitments pursuant to Section 8.02.
“Revolving Exposure” means, with respect to any Lender as of any date of determination, (i) prior to the termination of the Revolving Commitments, that Lender’s Revolving Commitment; and (ii) after the termination of the Revolving Commitments, the aggregate outstanding principal amount of the Revolving Loans of that Lender.
“Revolving Facility” means the Revolving Loans and the Revolving Commitments therefor. Following the establishment of any Extended Revolving Facility, the Revolving Loans and Revolving Commitments thereunder will be considered a separate Revolving Facility hereunder.
“Revolving Lender” means a Lender having a Revolving Commitment.

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“Revolving Loan” means any loan made by a Lender to the Company pursuant to Section 2.02(a) (including any New Revolving Loan, or any Extended Revolving Loan, as applicable).
“Revolving Loan Note” means a promissory note in the form of Exhibit B, as it may be amended, restated, supplemented or otherwise modified from time to time.
“S&P” means S&P Global Ratings, a division of S&P Global Inc., together with any Person succeeding thereto by merger, consolidation or acquisition of all or substantially all of its assets, including substantially all of its business of rating securities.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Crimea, Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran, North Korea, Sudan and Syria).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union, His Majesty’s Treasury, any European Union member state, or the Government of Canada, (b) any Person operating, organized, or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).
“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or by the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury, or the Government of Canada.
“SAP” means, with respect to any Insurance Subsidiary, the statutory accounting practices prescribed or permitted by the insurance commissioner (or other similar authority) in the jurisdiction of such Insurance Subsidiary for the preparation of annual statements and other financial reports by insurance companies of the same type as such Insurance Subsidiary that are applicable to the circumstances as of the date of filing of such statement or report.
“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.
“Securities Act” means the Securities Act of 1933 and the regulations promulgated thereunder.
“Securitization Indebtedness” means Indebtedness of an entity or Subsidiary formed for the primary purpose of reinsuring or insuring, or purchasing or otherwise acquiring mortgage loans, receivables, insurance policies or other similar financial assets from the Company, one of the Subsidiaries of the Company and/or third parties, financing such purchases or otherwise facilitating the financing thereof (including by securitization) and conducting activities related thereto so long as (x) the principal and interest on such Indebtedness is not guaranteed by the Company or any of the other Subsidiaries of the Company and such Indebtedness is without recourse to the Company or any of the other Subsidiaries of the Company (other than: (i) for breaches of representations, warranties, covenants and related indemnities that are customary for securitization financings and similar transactions; or (ii) in connection with any mortgage insurance, other insurance products, or similar credit enhancements), (y) the Company and its applicable Subsidiaries have received all applicable regulatory approvals required for such

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transaction, and (z) such transaction is permitted by the investment policy approved by the board of directors (or a committee thereof) of the Company or such Subsidiary, as applicable, or otherwise approved by the board of directors (or a committee thereof) of the Company or such Subsidiary, as applicable.
“Similar Line of Business” means any business conducted or proposed to be conducted by the Company and its Restricted Subsidiaries on the Effective Date or any business that is similar, related, complementary, incidental or ancillary thereto or a reasonable extension, development or expansion thereof.
“Single Employer Pension Plan” means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA, other than a Multiemployer Plan, that the Company, any of its Subsidiaries or any ERISA Affiliate sponsors or maintains, or to which the Company, any of its Subsidiaries or any ERISA Affiliate makes or is obligated to make contributions or would reasonably be expected to have liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.
“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.
“Solvent” means, with respect to any Person on any date of determination, that on such date (a) the fair value of the assets of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is greater than or equal to the total amount that will be required to pay the probable liabilities, including contingent liabilities, of such Person as they become absolute and matured, (c) the capital of such Person is not unreasonably small in relation to its business as contemplated on such date, and (d) such Person has not and does not intend to, and does not believe that it will, incur debts or other obligations, including current obligations, beyond its ability to pay such debts and liabilities as they become due (whether at maturity or otherwise). The amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Springing Covenant End Date” shall mean the date that is twenty-four (24) months after the Closing Date so long as the Index Debt is rated at least BBB- or Baa3 (as applicable) from at least two of the Rating Agencies at all times during the period commencing on the Closing Date and ending on such date.

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“Statutory Surplus” means, as to any Insurance Subsidiary, as of any date, “surplus as regards policyholders,” which is the amount corresponding to the amount shown on page 3, line 37, column 1 (or such other line on which the equivalent information is provided on any other such Annual Statement) of the Annual Statement of such Insurance Subsidiary as of such date, or an amount determined in a consistent manner in accordance with SAP for any date other than the one as of which an Annual Statement is prepared.
“Subsidiary” of a Person means any corporation, partnership, limited liability company, limited liability partnership, joint venture, trust, association or other unincorporated organization of which or in which such Person and such Person’s Subsidiaries own directly or indirectly more than 50% of (a) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors, if it is a corporation, (b) the voting or managing interests (which shall mean the general partner in the case of a partnership), if it is a partnership, joint venture or similar entity, (c) the beneficial interest, if it is a trust, association or other unincorporated organization or (d) the membership interest, if it is a limited liability company. Unless otherwise specified, “Subsidiary” means a Subsidiary of the Company.
“Supported QFC” has the meaning assigned to such term in Section 10.23.
“Surplus Debentures” means, as to any Insurance Subsidiary or Subsidiary of an Insurance Subsidiary, debt securities of such Subsidiary issued to the Company or any other Subsidiary the proceeds of which are permitted to be included, in whole or in part, as Capital and Surplus of such issuing Subsidiary as approved and permitted by the applicable Department.
“Swap Contract” means any agreement relating to any transaction (whether or not arising under a master agreement) that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, futures contract, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option, credit derivative transaction or any other similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and any master agreement relating to or governing any or all of the foregoing.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined by the Company based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Lender).
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate.
“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.

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“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.
“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum determined by the Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding Business Day is not more than five (5) Business Days prior to such Term SOFR Determination Day.
“Total Capitalization” means, without duplication, (a) the amount described in clause (a) of the definition of “Debt to Total Capitalization Ratio” plus (b) the Total Shareholders’ Equity.
“Total Shareholders’ Equity” means the total common and preferred shareholders’ equity of the Company and its Restricted Subsidiaries as determined in accordance with GAAP (calculated excluding (i) unrealized gains (losses) on securities as determined in accordance with FASB ASC 320 (Investments–Debt and Equity Securities) and related taxes under FASB ASC 740, (ii) any charges taken to write off any goodwill included on the Company’s balance sheet on March 31, 2024 to the extent such charges are required by FASB ASC 320 (Investments–Debt and Equity Securities) and ASC 350 (Intangibles–Goodwill and Others) and (iii) any changes in the value of warrants existing on the March 31, 2024 for the purchase of the Company’s Capital Stock).
“Transactions” means the (i) execution, delivery and performance by the Company of the Loan Documents to which it is to be a party, (ii) the consummation of the Closing Date Refinancing and (iii) payment of fees and expenses incurred in connection with the foregoing.
“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA over the current value of that Pension Plan’s assets, determined in

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accordance with the assumptions used for funding the Pension Plan pursuant to Section 430 of the Code for the applicable plan year.
“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to to time in the State of New York.

“United States” and “U.S.” each means the United States of America.
“Unrestricted Subsidiary” means any Subsidiary designated by the board of directors (or similar governing body) of the Company as an Unrestricted Subsidiary pursuant to Section 6.15 subsequent to the date hereof. The Company may designate any Subsidiary (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any Subsidiary (other than any subsidiary of the Subsidiary to be so designated or any other Unrestricted Subsidiary); provided that (i) each of (A) the Subsidiary to be so designated and (B) its subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender thereof has recourse to any of the assets of the Company or any Restricted Subsidiary (other than guarantees permitted pursuant to Section 7.01(a)), (ii) the Company may not designate any Insurance Subsidiary to be an Unrestricted Subsidiary and (iii) for the avoidance of doubt, there shall be no Unrestricted Subsidiaries on the Closing Date.
“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Special Resolution Regime” has the meaning assigned to it in Section 10.23.
“Voting Stock” of any Person means Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of the board of directors or similar governing body of such Person.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.
“Wholly-Owned Subsidiary” means any Person in which all of the Capital Stock (other than directors’ and national citizen qualifying shares or similar de minimis holdings by another Person, in each case, as required by law) is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom,

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any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.02    Other Interpretive Provisions.
(a)    The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
(b)    The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.
(c)    (i) The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.
(ii)    The term “including” is not limiting and means “including without limitation.”
(iii)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”
(d)    Unless otherwise expressly provided herein or the context requires otherwise, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation, (iii) any reference herein to a Person shall be construed to include such Person’s permitted successors and assigns and (iv) the word “property” shall be construed to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(e)    The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.
(f)    This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.
(g)    This Agreement and the other Loan Documents are the result of negotiations among, and have been reviewed by counsel to, the Agent, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against any party merely because of such party’s involvement in their preparation.
Section 1.03    Classification of Loans. For purposes of this Agreement, Loans may be classified and referred to by class (e.g., a “Revolving Loan”) or by Interest Type (e.g., a “Term Benchmark Loan” or an “Base Rate Loan”) or by class and Interest Type (e.g., a “Term Benchmark

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Loan” or an “Base Rate Revolving Loan”). Borrowings also may be classified and referred to by class (e.g., a “Revolving Borrowing”) or by Interest Type (e.g., a “Term Benchmark Borrowing” or an “Base Rate Borrowing”) or by class and Interest Type (e.g., a “Term Benchmark Borrowing” or an “Base Rate Revolving Borrowing”).
Section 1.04    Accounting Principles.
(a)    Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP as in effect from time to time, consistently applied. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Company and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.
(b)    References herein to particular columns, lines or sections of any Person’s Annual Statement shall be deemed, where appropriate, to be references to the corresponding column, line or section of such Person’s Quarterly Statement, or if no such corresponding column, line or section exists or if any report form changes, then to the corresponding item referenced thereby. In the event the columns, lines or sections of the Annual Statement or Quarterly Statement referenced herein are changed or renumbered from the columns, lines and sections applicable to the Annual Statement for the Fiscal Year ended December 31, 2023, or the Quarterly Statement for the Fiscal Quarter ended September 30, 2023, all such references shall be deemed references to such column, line or section as so renumbered or changed.
(c)    In the event of any Material Acquisition or Material Disposition, determinations of compliance with the financial covenants contained herein for any applicable Calculation Period shall be made on a Pro Forma Basis.
(d)    If, at any time after the date of this Agreement, any material change is made to GAAP (other than a change to GAAP governing the determination, for purposes of the definition of “Capitalized Lease Liabilities,” whether a lease is a lease is a capital lease or an operating lease, which determination shall be made on the basis of GAAP as in effect on December 31, 2017) or the Company’s accounting practices that would affect in any material respect the determination of compliance with the covenants set forth in this Agreement, the Company shall notify the Agent of the change and the Company and the Agent shall negotiate in good faith to amend such covenant, subject to the approval of the Required Lenders, to restore the Company and the Lenders to the position they occupied before the implementation of such material change in GAAP or accounting practices; provided that until so amended, (i) such determination shall continue to be made in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of any applicable ratio or requirement made before and after giving effect to such change in GAAP.
(e)    Any calculations of any financial ratios or Consolidated Net Worth hereunder shall exclude the results of operations, investments in and assets and liabilities of Unrestricted Subsidiaries during any period such Unrestricted Subsidiaries are Unrestricted Subsidiaries.

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Section 1.05    Limited Condition Transactions.
Notwithstanding anything to the contrary herein, in connection with any Limited Condition Transaction or any transaction (including incurrence of indebtedness) to be undertaken in connection therewith, at the option of the Company, the determination of whether each condition or requirement set forth in Section 7.01(a)(vii) and the definition of “Permitted Acquisition” with respect to (1) compliance with the Financial Covenants, shall be satisfied if at the time of the execution of the definitive agreement with respect to such Limited Condition Transaction, the Company is in compliance with such Financial Covenants (after giving effect to such Limited Condition Transaction and any related transactions on a Pro Forma Basis), (2) the absence of a Default or Event of Default (or any type of Default or Event of Default), shall be satisfied if at the time of the execution of the definitive agreement with respect to such Limited Condition Transaction, no Default or Event of Default (or Default or Event of Default of such type) has occurred and is continuing, and (3) the satisfaction of the condition set forth in Section 4.03(b), shall be satisfied if at the time of the execution of the definitive agreement with respect to such Limited Condition Transaction, the condition set forth in Section 4.03(b) is satisfied.
Section 1.06    Divisions.
For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.
ARTICLE 2
THE CREDITS
Section 2.01    Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Company from time to time during the Availability Period in an aggregate principal amount that will not result (after giving effect to any application of proceeds of such Borrowing pursuant to Section 2.09) in such Lender’s Revolving Loans exceeding such Lender’s Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Company may borrow, prepay and reborrow Revolving Loans.
Section 2.02    Loans and Borrowings.
(a)    Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
(b)    Subject to Section 3.05, each Revolving Borrowing shall be comprised entirely of Base Rate Loans or Term Benchmark Loans, as the Company may request in accordance herewith. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Company to repay such Loan in accordance with the terms of this Agreement.

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(c)    At the commencement of each Interest Period for any Term Benchmark Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $2,500,000. At the time that each Base Rate Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $2,500,000; provided that a Base Rate Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments. Borrowings of more than one Interest Type may be outstanding at the same time; provided that there shall not at any time be more than a total of eight (8) Term Benchmark Borrowings outstanding.
(d)    Notwithstanding any other provision of this Agreement, the Company shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.
Section 2.03    Requests for Revolving Borrowings. To request a Revolving Borrowing, the Company shall notify the Agent of such request by submitting a Loan Notice (a) in the case of a Term Benchmark Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of a Base Rate Borrowing, not later than 11:00 a.m., New York City time, on the Business Day of the proposed Borrowing. Each such Loan Notice shall be irrevocable and shall be signed by a Responsible Officer of the Company. Each such Loan Notice shall specify the following information:
(i)    the aggregate amount of the requested Borrowing;
(ii)    the date of such Borrowing, which shall be a Business Day;
(iii)    whether such Borrowing is to be a Base Rate Borrowing or a Term Benchmark Borrowing;
(iv)    in the case of a Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
(v)    the location and number of the Company’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.04.
If no election as to the Interest Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be a Base Rate Borrowing. If no Interest Period is specified with respect to any requested Term Benchmark Borrowing, then the Company shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Loan Notice in accordance with this Section, the Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
Section 2.04    Funding of Borrowings.
(a)    Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof solely by wire transfer of immediately available funds, by 12:00 noon, New York City time, to the account of the Agent most recently designated by it for such purpose by notice to the Lenders. The Agent will make such Loans available to the Company by promptly crediting the funds so received in the aforesaid account of the Agent to an account of the Company maintained with the Agent in New York City and designated by the Company in the applicable Loan Notice.

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(b)    Unless the Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Agent such Lender’s share of such Borrowing, the Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Company a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Agent, then the applicable Lender and the Company severally agree to pay to the Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Company to but excluding the date of payment to the Agent, at (1) in the case of such Lender, the greater of the NYFRB Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation or (2) in the case of the Company, the interest rate applicable to Base Rate Loans. If such Lender pays such amount to the Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
Section 2.05    Interest Elections.
(a)    Each Revolving Borrowing initially shall be of the Interest Type specified in the applicable Loan Notice and, in the case of a Term Benchmark Borrowing, shall have an initial Interest Period as specified in such Loan Notice. Thereafter, the Company may elect to convert such Borrowing to a different Interest Type or to continue such Borrowing and, in the case of a Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Company may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.
(b)    To make an election pursuant to this Section, the Company shall notify the Agent of such election by the time that a Loan Notice would be required under Section 2.03 if the Company were requesting a Revolving Borrowing of the Interest Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and shall be signed by a Responsible Officer of the Company.
(c)    Each Interest Election Request shall specify the following information in compliance with Section 2.03:
(i)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)    whether the resulting Borrowing is to be a Base Rate Borrowing or a Term Benchmark Borrowing; and
(iv)    if the resulting Borrowing is a Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

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If any such Interest Election Request requests a Term Benchmark Borrowing but does not specify an Interest Period, then the Company shall be deemed to have selected an Interest Period of one month’s duration.
(d)    Promptly following receipt of an Interest Election Request, the Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)    If the Company fails to deliver a timely Interest Election Request with respect to a Term Benchmark Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be deemed to have an Interest Period that is one month. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Agent, at the request of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing (1) no outstanding Revolving Borrowing may be converted to or continued as a Term Benchmark Borrowing and (2) unless repaid, each Term Benchmark Borrowing shall be converted to a Base Rate Borrowing at the end of the Interest Period applicable thereto.
Section 2.06    Pro Rata Shares.
All Loans shall be made by the applicable Lenders simultaneously and in accordance with their respective Pro Rata Shares of the applicable Facility, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder nor shall any Revolving Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder.
Section 2.07    [Reserved].
Section 2.08    Notes; Loan Accounts.
(a)    Each Loan made by each Lender shall be evidenced by one or more loan accounts or records maintained by such Lender and by the Agent in the ordinary course of business. The loan accounts or records maintained by the Agent and each Lender shall be conclusive evidence of the amount of the Loans made by the Lenders to the Company and the interest and payments thereon absent manifest error. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Agent in respect of such matters, the accounts and records of the Agent shall control in the absence of manifest error.
(b)    Upon the request of any Lender made through the Agent, instead of or in addition to loan accounts, the Loans made by each Lender may be evidenced by one or more Revolving Loan Notes, substantially the form of Exhibit B, hereto (each such note, a “Note”). Each Lender shall endorse on the schedules annexed to its Note the date, amount and maturity of each Loan deemed made by it and the amount of each payment of principal made by the Company with respect thereto. Each such Lender is irrevocably authorized by the Company to endorse its Note and each Lender’s record shall be conclusive absent manifest error; provided that the failure of a Lender to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Note to such Lender.

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Section 2.09    Repayment of Loans.
Each Revolving Commitment shall expire on the applicable Revolving Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Commitments shall be paid in full on such date.
Section 2.10    Optional and Mandatory Prepayments and Reductions of Commitments.
(a)    Optional Prepayments. The Company will have the right at any time to prepay any Borrowing in whole or in part, in minimum amounts of $500,000 or any multiple of $100,000 in excess thereof (or, if less, the entire outstanding principal amount of such Borrowing), subject to the provisions of this Section.
(b)    Voluntary Commitment Reductions.
(i)    The Company may, upon not less than three Business Days’ prior written or telephonic notice to the Agent, at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Commitments; provided that any such partial reduction of the Revolving Commitments shall be in an aggregate minimum amount of $2,500,000 and integral multiples of $500,000 and the Company shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.09, any Lender’s Revolving Loans would exceed its Revolving Commitment.
(ii)    The Company’s notice to the Agent shall designate the date (which shall be a Business Day and which notice may provide that such reduction is conditioned upon the occurrence of a specific event) of such termination or reduction and the amount of any partial reduction, and shall reduce the Revolving Commitment of each Lender under the applicable Revolving Facility proportionately to its Pro Rata Share thereof.
(c)    Mandatory Prepayments. If for any reason, the aggregate Revolving Loans exceed the aggregate Revolving Commitments on any date, the Company shall upon notice thereof, within one (1) Business Day from such notice, prepay Loans in an amount necessary to eliminate such excess.
(d)    Notice of Prepayments. The Company shall notify the Agent in writing of any optional prepayment of Loans hereunder: (i) in the case of a Term Benchmark Borrowing, not later than 11:00 a.m. (New York City time) three Business Days before the date of such prepayment and (ii) in the case of a Base Rate Borrowing, not later than 11:00 a.m. (New York City time) on the prepayment date. Each such notice shall be irrevocable (provided that such notice may state that it is conditional upon the satisfaction of one or more conditions specified therein) and shall specify the prepayment date. Promptly following receipt of any such notice, the Agent shall advise the Lenders of the contents thereof. Each prepayment of a Revolving Loan shall be applied ratably to the Revolving Loans of each Lender.
(e)    Application of Prepayments of Loans to Base Rate Loans and Term Benchmark Loans. Any prepayment shall be applied first to Base Rate Loans to the full extent thereof before application to Term Benchmark Loans, in each case in a manner which minimizes the amount of any payments required to be made by the Company pursuant to Section 3.04.
Section 2.11    Interest.

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(a)    The Loans comprising each Base Rate Borrowing shall bear interest at the Base Rate plus the Applicable Margin.
(b)    The Loans comprising each Term Benchmark Borrowing shall bear interest in the case of a Term Benchmark Loan, at the Adjusted Term SOFR Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.
(c)    Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Company hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal or interest of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to Base Rate Loans as provided in clause (a) of this Section.
(d)    Accrued interest on each Revolving Loan shall be payable in arrears on each Interest Payment Date for such Revolving Loan and, upon termination of the Commitments; provided that interest accrued pursuant to paragraph (c) of this Section shall be payable on demand (i) in the event of any repayment or prepayment of any Loan (other than a prepayment of a Base Rate Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (ii) in the event of any conversion of any Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(e)    Interest computed by reference to the Term SOFR Rate or Daily Simple SOFR hereunder shall be computed on the basis of a year of 360 days. Interest computed by reference to the Base Rate at times when the Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year). In each case interest shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. The applicable Base Rate, Adjusted Term SOFR Rate, Term SOFR Rate, Adjusted Daily Simple SOFR or Daily Simple SOFR shall be determined by the Agent, and such determination shall be conclusive absent manifest error.
Section 2.12    Fees.
(a)    The Company agrees to pay to the Agent, for the benefit of the Lenders having Revolving Commitments, commitment fees equal to (i) commencing with the date that is ninety-one (91) days after the Effective Date, if the Closing Date has not occurred prior to such date, and ending on the day immediately prior to the Closing Date, (1) the aggregate Revolving Commitments, times (2) the Applicable Revolving Commitment Fee Percentage and (ii) from and after the Closing Date, (1) the actual daily amount by which the Revolving Commitments exceeds the aggregate principal amount of all outstanding Revolving Loans, times (2) the Applicable Revolving Commitment Fee Percentage.
All fees referred to in this Section 2.12(a) shall be paid to the Agent at the Agent’s Office and upon receipt, the Agent shall promptly distribute to each such Lender its Pro Rata Share thereof. All fees payable hereunder shall be paid on the dates due and in dollars in immediately available funds. Fees paid shall not be refundable under any circumstances.

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(b)    All fees referred to in Section 2.12(a) shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and shall be payable for the actual number of days elapsed. All fees referred to in this Section 2.12(a) shall be calculated pursuant to the second sentence of Section 2.12(a) and shall be payable quarterly in arrears on the last Business Day of March, June, September and December of each year during the Revolving Commitment Period, commencing on the first such date to occur after the earlier of (x) the Closing Date and (y) the date that is ninety-one (91) says after the Effective Date, and on the Revolving Commitment Termination Date.
(c)    In addition to the foregoing, the Company shall pay to the Agent, for its own account, fees payable in the amounts and at the times separately agreed upon by the Company and the Agent (including, without limitation, as set forth in any fee letter by and between the Company and the Joint Lead Arrangers). Such fees shall be fully earned when paid and shall not be refundable under any circumstances.
Section 2.13    [Reserved].
Section 2.14    Payments Generally.
(a)    All payments to be made by the Company under the Loan Documents shall be made without condition or deduction for any defense, set-off, recoupment or counterclaim. Except as otherwise expressly provided in any Loan Document, all payments to be made by the Company under any Loan Document shall be made to the Agent for the account of the Lenders at the Agent’s Office, and shall be made in dollars and in immediately available funds, no later than 3:00 p.m. (New York City time) on the date specified in such Loan Document. The Agent will promptly distribute to each Lender under the applicable Facility its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Agent later than 3:00 p.m. (New York City time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.
(b)    Subject to the provisions set forth in the definition of “Interest Period” herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.
(c)    Unless the Company or any Lender has notified the Agent, prior to the date any payment is required to be made by it to the Agent hereunder, that the Company or such Lender, as the case may be, will not make such payment, the Agent may assume that the Company or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Agent in immediately available funds, then:
(i)    if the Company failed to make such payment, each applicable Lender shall forthwith on demand repay to the Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Agent to such Lender to the date such amount is repaid to the Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and
(ii)    if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Agent the amount thereof in immediately available funds, together with

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interest thereon for the period from the date such amount was made available by the Agent to the Company to the date such amount is recovered by the Agent (the “Compensation Period”) at the customary rate set by the Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender pays such amount to the Agent, then such amount shall constitute such Lender’s Loan included in the applicable Credit Extension. If such Lender does not pay such amount forthwith upon the Agent’s demand therefor, the Agent may make a demand therefor upon the Company, and the Company shall pay such amount to the Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the applicable rate for Base Rate Loans to the applicable Credit Extension. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitments or to prejudice any rights that the Agent or the Company may have against any Lender as a result of any default by such Lender hereunder.
A notice of the Agent to any Lender or the Company with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.
(d)    If any Lender makes available to the Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article 2, and such funds are not made available to the Company by the Agent because the conditions to the extension of Loans set forth in Article 4 are not satisfied or waived in accordance with the terms hereof, the Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(e)    The obligations of the Lenders hereunder to make Loans are several and not joint. The failure of any Lender to make any Loan on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan.
(f)    Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
Section 2.15    Sharing of Payments by Lenders.
(a)    If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment (a) on account of any Obligations due and payable hereunder and under the other Loan Documents at such time resulting in such Lender receiving payment in excess of its ratable share (calculated according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) of or on account of any of Obligations owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (calculated according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time, then in each case, such Lender shall (x) notify the Agent of such fact, and (y) purchase (for cash at face value) participations in the Obligations of the other Lenders due and payable or owing, as the case may be, or make such other

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adjustments as shall be equitable, so that the benefit of such excess payments shall be shared by all such Lenders; provided that:
(i)    if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)    the provisions of this Section shall not be construed to apply to (1) any payment made by the Company pursuant to and in accordance with the express terms of this Agreement or (2) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, including to the Company or any Subsidiary thereof pursuant to Section 10.07(c).
(b)    The Company consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Company rights of setoff and counterclaim (subject to Section 10.09) with respect to such participation as fully as if such Lender were a direct creditor of the Company in the amount of such participation.
Section 2.16    Incremental Facilities.
(a)    The Company may, by written notice to the Agent (A) from time to time following the Closing Date and prior to the Revolving Commitment Termination Date, request one or more increases to the then-existing Revolving Commitments (any such increase, “New Revolving Commitments,” and the loans made pursuant thereto, “New Revolving Loans”) in an aggregate amount not in excess of $125,000,000 for all such increases following the Closing Date. Each such notice shall specify the date (each, an “Increased Amount Date”) on which the Company proposes that the New Revolving Commitments shall be effective and the identity of each Lender or other Person that is an Eligible Assignee (each, a “New Revolving Loan Lender”) to whom the Company proposes any portion of such New Revolving Commitments be allocated and the amounts of such allocations. If the Company elects to request that the Agent arrange the New Revolving Commitments, the Agent may elect or decline to arrange such New Revolving Commitments in its sole discretion, and any Lender approached to provide all or a portion of the New Revolving Commitments may elect or decline, in its sole discretion, to provide a New Revolving Commitment. Such New Revolving Commitments, shall become effective as of such Increased Amount Date; provided that (1) no Default or Event of Default shall exist on such Increased Amount Date immediately before or after giving effect to such New Revolving Commitments; and (2) the Company shall deliver or cause to be delivered officer’s certificates and legal opinions substantially similar to those delivered on the Effective Date (as they may apply to such a transaction) to the extent reasonably requested by the Agent in connection with any such transaction.
(b)    All New Revolving Commitments shall be effected pursuant to one or more Joinder Agreements executed and delivered by the Company, the New Revolving Loan Lender(s) and the Agent, each of which shall be recorded in the Register. Each Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Agent, to effect the provisions of this Section 2.16. Each New Revolving Commitment shall be deemed for all purposes a Revolving Commitment, each New Revolving Loan shall be deemed for all purposes a Revolving Loan, and each New Revolving Loan Lender shall become a Lender hereunder. This Section 2.16(b) shall supersede any provisions of Section 2.14 or 10.01 to the contrary.

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(c)    On any Increased Amount Date on which New Revolving Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, each of the existing Revolving Loan Lenders shall assign to each of the New Revolving Loan Lenders, and each of the New Revolving Loan Lenders shall purchase from each of the existing Revolving Loan Lenders, at the principal amount thereof (together with accrued interest), such interests in the Revolving Loans outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans will be held by then-existing Revolving Loan Lenders and New Revolving Loan Lenders ratably in accordance with their Revolving Commitments after giving effect to the addition of such New Revolving Commitments to the Revolving Commitments.
(d)    The Agent shall notify Lenders promptly upon receipt of the Company’s notice of each Increased Amount Date and in respect thereof (y) the New Revolving Commitments and the New Revolving Loan Lenders, and (z) in the case of each notice to any Revolving Loan Lender, the respective interests in such Revolving Loan Lender’s Revolving Loans, in each case subject to the assignments contemplated by this Section 2.16.
Section 2.17    Defaulting Lenders.
(a)    (i) Defaulting Lender Waterfall. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law, any payment of principal, interest, fees or other amounts received by the Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 8 or otherwise) or received by the Agent from a Defaulting Lender pursuant to Section 10.09 shall be applied at such time or times as may be determined by the Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Agent hereunder; second, as the Company may request (so long as no Default or Event of Default shall have occurred and be continuing), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; third, if so determined by the Agent and the Company, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default shall have occurred and be continuing, to the payment of any amounts owing to the Company as a result of any judgment of a court of competent jurisdiction obtained by the Company against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 4.03 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the applicable Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(ii)    Certain Fees.

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(A)    No Defaulting Lender shall be entitled to receive any fee pursuant to Section 2.11(a) for any period during which that Lender is a Defaulting Lender (and the Company shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender);
(B)    With respect to any fees not required to be paid to any Defaulting Lender pursuant to clause (A) above, the Company shall not be required to pay the remaining amount of any such fee.
(b)    Defaulting Lender Cure. If the Company and the Agent agree in writing that a Lender is no longer a Defaulting Lender, the Agent will so notify the parties hereto, whereupon, as of the effective date specified in such notice, and subject to any conditions set forth therein, such Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with the applicable Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Company while that Lender was a Defaulting Lender; and provided, further, that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.
Section 2.18    Maturity Extensions of Loans.
(a)    The Company may from time to time, pursuant to the provisions of this Section 2.18 agree with one or more Lenders (each an “Existing Lender”) holding Loans and/or Commitments under a Facility (the “Existing Facility”) to extend the Maturity Date of such Facility and to provide for other terms consistent with this Section 2.18 (each such modification, an “Extension”; and any Revolving Commitments and Revolving Loans so extended, “Extended Revolving Commitments” and “Extended Revolving Loans,” respectively) pursuant to one or more written offers (each an “Extension Offer”) made from time to time by the Company to all Lenders under such Existing Facility on a pro rata basis (based on the Pro Rata Share of each Lender with respect to such Existing Facility) and on the same terms to each such Lender. In connection with each Extension, the Company will provide notification to the Agent (for distribution to the Existing Lenders), no later than 30 days prior to the Maturity Date of the applicable Existing Facility, of the requested new maturity date (the “Extended Maturity Date”) for the Extended Facility and the due date for Lender responses. In connection with any Extension, each Existing Lender wishing to participate in such Extension shall, prior to such due date, provide the Agent with a written notice thereof in a form reasonably satisfactory to the Agent. Any Existing Lender that does not respond to an Extension Offer by the applicable due date shall be deemed to have rejected such Extension. In connection with any Extension, the Company shall agree to such procedures, if any, as may be reasonably established by, or acceptable to, the Agent to accomplish the purposes of this Section 2.18.
(b)    After giving effect to any Extension, the Loans and Commitments so extended shall cease to be a part of the Facility of which they were a part immediately prior to such Extension and shall be a new Facility hereunder; provided that no such Extension shall cause the total number of Facilities hereunder to exceed seven (7).
(c)    The consummation and effectiveness of each Extension shall be subject to the following:

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(i)    no Default or Event of Default shall have occurred and be continuing at the time any Extension Offer is delivered to the Lenders or at the time of such Extension (after giving effect to such Extension);
(ii)    the Extended Loans and Extended Revolving Commitments of any Existing Lender established pursuant to any Extension shall have the same terms as the corresponding Loans and Commitments of such Existing Lender subject to the applicable Extension; except (A) the principal amount of such Loans and Commitments shall not be greater than the principal amount of the applicable Loans and Commitments under the applicable Existing Facility (except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such Extension), (B) the Extended Maturity Date of such Loans and Commitments shall be not earlier than the Latest Maturity Date under the applicable Existing Facility at the time of such Extension, (C) the obligations under the Extended Facility shall not be guaranteed by any Subsidiary, (D) the Extended Facility shall be unsecured, (E) the all-in pricing (including, without limitation, margins, fees and premiums) with respect to the Extended Facility may be higher or lower than the all-in pricing (including, without limitation, margins, fees and premiums) for the applicable Existing Facility, and the Extended Facility may have such optional prepayment terms as may be agreed by the Company and the applicable Lenders thereof; (F) the Extended Facility shall share ratably with the applicable Existing Facility in any prepayment of Loans pursuant to Section 2.09 (or otherwise provide for less favorable prepayment treatment for such Extended Facility than for the Existing Facility); (G) the Extended Facility may, but shall not be required to, contain a “most favored nation” provision for the benefit of Lenders with respect to such Extended Facility; and (H) the other terms and conditions applicable to the Extended Facility may be terms different than those with respect to the Existing Facility, so long as such terms and conditions (1) are, in the good-faith judgment of the Company, not materially more favorable, on the whole, to the Lenders with respect to the Extended Facility than the terms and conditions applicable to the applicable Existing Facility at the time of such Extension, or (2) only apply after the Latest Maturity Date of the applicable Existing Facility or are acceptable to the Agent in its reasonable discretion; provided, further, that, notwithstanding the provisions of Section 10.01, each Extension Amendment may, without the consent of any Lender other than the applicable extending Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Agent and the Company, to give effect to the provisions of this Section 2.18, including any amendments necessary to treat the applicable Loans and/or Commitments of the extending Lenders as a new Facility hereunder;
(iii)    all documentation in respect of such Extension shall be consistent with the foregoing, and all written communications by the Company generally directed to the applicable Lenders in connection therewith shall be consistent with the foregoing and otherwise reasonably satisfactory to the Agent;
(iv)    a minimum amount in respect of such Extension (to be determined in the Company’s discretion and specified in the relevant Extension Offer, but in no event less than $25,000,000, unless another amount is agreed to by the Agent in its reasonable discretion) shall be satisfied (the “Minimum Extension Condition”); and
(v)    no Extension shall become effective unless, on the proposed effective date of such Extension, the conditions set forth in paragraphs (a), (b) and (c) of Section 4.03 shall be satisfied (with all references in such paragraphs to the making of a Loan being deemed to be

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references to the Extension on the applicable date of such Extension), and the Agent shall have received a certificate to that effect dated the applicable date of such Extension and executed by a Responsible Officer of the Company.
(d)    For the avoidance of doubt, it is understood and agreed that the provisions of Section 2.15 and Section 10.01 will not apply to any payment of interest or fees in respect of any Extended Facility that have been extended pursuant to an Extension at a rate or rates different from those paid or payable in respect of any other Facility, in each case as is set forth in the relevant Extension Offer made pursuant to and in accordance with the provisions of this Section 2.18 with respect to such Extensions of Loans.
(e)    No Lender who rejects any request for an Extension shall be deemed a Non-Consenting Lender for purposes of Section 10.14 as a result of such rejection.
(f)    The Lenders hereby irrevocably authorize the Agent to enter into amendments (collectively, “Extension Amendments”) to this Agreement and the other Loan Documents as may be necessary in order to effect the provisions of this Section 2.18, including to establish new Extended Facilities created pursuant to an Extension, on terms consistent with this Section 2.18. All such Extension Amendments entered into with the Company by the Agent hereunder shall be binding on the Lenders. Without limiting the foregoing, in connection with any Extension, (i) the Company and the appropriate Subsidiaries shall (at their expense) amend (and the Agent is hereby directed to amend) any Loan Document that the Agent reasonably requests to be amended to reflect the then-latest Extended Maturity Date (and to give effect to the provisions of this Section 2.18 and (ii) the Company and the appropriate Subsidiaries shall deliver board resolutions, secretary’s certificates, officer’s certificates and other documents as shall reasonably be requested by the Agent in connection therewith and, if requested by the Agent, a legal opinion of counsel in form and substance reasonably acceptable to the Agent.
(g)    Promptly following the consummation and effectiveness of any Extension, the Company will furnish to the Agent (who shall promptly furnish to each Lender) written notice setting forth the Extended Maturity Date and material economic terms of the Extension and the aggregate principal amount of Extended Loans and Extended Revolving Commitments after giving effect to the Extension and attaching a copy of the fully executed Extension Amendment.
ARTICLE 3
TAXES, YIELD PROTECTION AND ILLEGALITY
Section 3.01    Taxes.
(a)    Payments Free of Indemnified Taxes and Other Taxes. Any and all payments by or on account of any obligation of the Company hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any Taxes except as required by applicable law, provided that if the Company or any applicable withholding agent shall be required by applicable law (as determined in the good faith discretion of the Company or the applicable withholding agent) to deduct or withhold any Indemnified Taxes from such payments, then, (i) the Company or the applicable withholding agent shall make such deductions or withholdings, (ii) the Company or the applicable withholding agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and (iii) the sum payable by the Company shall be increased as necessary so that after all required deductions or withholdings have been made (including deductions applicable to additional sums payable under this Section) the Agent or Lender, as the case may be,

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receives an amount equal to the sum it would have received had no such deductions or withholdings been made.
(b)    Payment of Other Taxes by the Company. Without limiting the provisions of subsection (a) above, the Company shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Agent timely reimburse it for the payment of, any Other Taxes.
(c)    Indemnification by the Company. Without duplication of Section 3.01(a), the Company shall indemnify the Agent and each Lender, within 10 Business Days after written demand therefor, for the full amount of any Indemnified Taxes in respect of payments under any Loan Document (including Indemnified Taxes imposed on or attributable to amounts payable under this Section) that are imposed on or payable by the Agent or such Lender (or required to be withheld or deducted from a payment to the Agent or such Lender), as the case may be, and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth the amount of such payment or liability delivered to the Company by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(d)    Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Company to a Governmental Authority, the Company shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment or other evidence of such payment reasonably satisfactory to the Agent.
(e)    Indemnification by the Lenders. Each Lender shall severally indemnify the Agent, within 10 Business Days after written demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Company has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Company to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.07(d) relating to the maintenance of a Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this paragraph (e).
(f)    Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company and the Agent, at the time or times reasonably requested by the Company or the Agent, such properly completed and executed documentation reasonably requested by the Company or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Company or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Agent as will enable the Company or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to

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any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing,
(A)    any Lender that is a “United States Person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Company and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Agent), whichever of the following is applicable:
(i)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(ii)    executed originals of IRS Form W-8ECI;
(iii)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 871(h)(3)(A) of the Code, a “10 - percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” related to the Company, as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or
(iv)    to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Agent (in such number of copies as shall be requested by the recipient) on or

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prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Company or the Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Agent as may be necessary for the Company and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Agent in writing of its legal inability to do so.
Each Lender authorizes the Agent to deliver to the Company and to any successor Agent any documentation provided by such Lender to the Agent pursuant to this Section 3.01(f).
(g)    Treatment of Certain Refunds. If the Agent or any Lender determines, in its good faith discretion, that it has received a refund (whether received in cash or applied as an offset against other Taxes due) of any Taxes as to which it has been indemnified by the Company or with respect to which the Company has paid additional amounts pursuant to this Section, it shall promptly pay to the Company an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Company under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of the Agent or such Lender (including Taxes), as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Company, upon the request of the Agent or such Lender, agrees to repay the amount paid over to the Company (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Agent or such Lender in the event the Agent or such Lender is required to repay such refund to such Governmental Authority. Such Lender or Agent, as the case may be, shall, at the Company’s reasonable request, provide the Company with a copy of any notice of assessment or other evidence reasonably satisfactory to the Company of the requirement to repay such refund received from the relevant taxing authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This subsection shall not be construed to require the Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Company or any other Person.

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Section 3.02    Illegality.
(a)    If any Lender reasonably and in good faith determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, after the Effective Date, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make Adjusted Term SOFR Rate Loans, then, on notice thereof by the Lender to the Company through the Agent, any obligation of that Lender to make Adjusted Term SOFR Rate Loans shall be suspended until the Lender notifies the Agent and the Company that the circumstances giving rise to such determination no longer exist.
(b)    If a Lender reasonably and in good faith determines that it is unlawful for such Lender to maintain any Adjusted Term SOFR Rate Loan after the Effective Date in the circumstances described in Section 3.02(a), the Company shall, upon its receipt of written notice of such fact and demand from such Lender (with a copy to the Agent), prepay in full such Adjusted Term SOFR Rate Loans of that Lender then outstanding, together with interest accrued thereon and amounts required under Section 3.04, either on the last day of the Interest Period thereof, if the Lender may lawfully continue to maintain such Adjusted Term SOFR Rate Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such Adjusted Term SOFR Rate Loan. If the Company is required to so prepay any Adjusted Term SOFR Rate Loan, then concurrently with such prepayment, the Company shall borrow from the affected Lender, in the amount of such prepayment, a Base Rate Loan.
(c)    If the obligation of any Lender to make or maintain Adjusted Term SOFR Rate Loans has been so terminated or suspended, the Company may elect, by giving notice to the Lender through the Agent, that all Loans which would otherwise be made or maintained by the Lender as Adjusted Term SOFR Rate Loans shall instead be Base Rate Loans.
(d)    Before giving any notice to the Agent under this Section 3.02, the affected Lender shall designate a different Lending Office with respect to its Adjusted Term SOFR Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Lender, be illegal or otherwise materially disadvantageous to the Lender.
Section 3.03    Increased Costs and Reduction of Return.
(a)    If any Lender reasonably and in good faith determines that, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance by that Lender with any guideline promulgated by or any request from any central bank or other Governmental Authority (whether or not having the force of law) in each case after the Effective Date, there shall be any increase in the cost including Taxes (other than (i) Excluded Taxes and (ii) Indemnified Taxes that are covered by Section 3.01) to such Lender of agreeing to make or making, funding or maintaining any Adjusted Term SOFR Rate Loans, then the Company shall be liable for, and shall from time to time, promptly upon demand, pay to the Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs; provided that such Lender shall only be entitled to seek such additional amounts if such Lender is generally seeking the payment of similar additional amounts from similarly situated borrowers to whom it has extended credit (as certified by such Lender in the written demand required under this Section 3.03(a)). Notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all rules, regulations, orders, requests, guidelines or directives in connection therewith, and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on

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Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to have been adopted and to have taken effect after the date hereof.
(b)    If any Lender reasonably and in good faith shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Lender (or its Lending Office) or any corporation controlling the Lender with any Capital Adequacy Regulation, in each case after the Effective Date, affects or would affect the amount of capital or liquidity required or expected to be maintained by the Lender or any corporation controlling the Lender and (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy and liquidity, and such Lender’s desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, Loans, credits or obligations under this Agreement, then, thirty (30) days after written demand by such Lender to the Company through the Agent, the Company shall pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender for such increase; provided that such Lender shall only be entitled to seek such additional amounts if such Lender is generally seeking the payment of similar additional amounts from similarly situated borrowers to whom it has extended credit (as certified by such Lender in the written demand required under this Section 3.03(b)); provided, further, that the Company shall not be required to compensate a Lender for any such increases in capital for any period more than 270 days prior to the date such Lender delivers such demand; provided, further, that if the circumstances giving rise to such claim have a retroactive effect, then such 270-day period shall be extended to include the period of such retroactive effect.
Section 3.04    Funding Losses.
The Company shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid or payable by such Lender to Lenders of funds borrowed by it to make or carry its Adjusted Term SOFR Rate Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender has actually incurred (without duplication of any amounts to which such Lender is otherwise entitled pursuant to the other provisions of this Article 3):
(a)    if for any reason (other than a default by such Lender) a Credit Extension of any Adjusted Term SOFR Rate Loan does not occur on a date specified therefor in a Loan Notice, or a conversion to or continuation of any Adjusted Term SOFR Rate Loan does not occur on a date specified therefor in a Conversion/Continuation Notice;
(b)    if any prepayment or other principal payment of, or any conversion of, any of its Adjusted Term SOFR Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan;
(c)    if any prepayment of any of its Adjusted Term SOFR Rate Loans is not made on any date specified in a notice of prepayment given by the Company; or
(d)    due to an assignment of an Adjusted Term SOFR Rate Loan other than on the last day of an Interest Period with respect thereto pursuant to Section 10.14.

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including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Adjusted Term SOFR Rate Loans or from fees payable to terminate the deposits from which such funds were obtained, but excluding any administrative fee or other amount chargeable by such Lender for the calculation of such loss. For purposes of calculating amounts payable by the Company to the Lenders under this Section 3.04 and under Section 3.03(a), each Adjusted Term SOFR Rate Loan made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the Adjusted Term SOFR Rate used in determining the Adjusted Term SOFR Rate for such Adjusted Term SOFR Rate Loan (but without giving effect to the proviso to the definition of “Adjusted Term SOFR Rate”) by a matching deposit or other borrowing for a comparable amount and for a comparable period, whether or not such Adjusted Term SOFR Rate Loan is in fact so funded.
Section 3.05    Inability to Determine Rates.
(a)    Subject to clauses (b), (c), (d), (e) and (f) of this Section 3.05, if:
(i)    the Agent determines (which determination shall be conclusive absent manifest error) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate or the Term SOFR Rate (including because the Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period; or
(ii)    the Agent is advised by the Required Lenders that prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;
then the Agent shall give notice thereof to the Company and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Company delivers a new Interest Election Request in accordance with the terms of Section 2.05 or a new Loan Notice in accordance with the terms of Section 2.03, any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Term Benchmark Borrowing and any Loan Notice that requests a Term Benchmark Borrowing shall instead be deemed to be an Interest Election Request or a Loan Notice, as applicable, for a Base Rate Borrowing; provided that if the circumstances giving rise to such notice affect only one Interest Type of Borrowings, then all other Interest Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan is outstanding on the date of the Company’s receipt of the notice from the Agent referred to in this Section 3.05(a) with respect to a Benchmark applicable to such Term Benchmark Loan, then until (x) the Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Company delivers a new Interest Election Request in accordance with the terms of Section 2.05 or a new Loan Notice in accordance with the terms of Section 2.03, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Agent to, and shall constitute, a Base Rate Loan on such day.
(b)    Notwithstanding anything to the contrary herein or in any other Loan Document (and any Swap Contract shall be deemed not to be a “Loan Document” for purposes of this Section 3.05), if a

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Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
(c)    Notwithstanding anything to the contrary herein or in any other Loan Document, the Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(d)    The Agent will promptly notify the Company and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.05, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.05.
(e)    Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

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(f)    Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Company may revoke any request for a Term Benchmark Borrowing, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Company will be deemed to have converted any request for a Term Benchmark Borrowing into a request for a Borrowing of or conversion to a Base Rate Borrowing. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate. Furthermore, if any Term Benchmark Loan is outstanding on the date of the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Benchmark applicable to such Term Benchmark Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 3.05, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Agent to, and shall constitute, a Base Rate Loan on such day.
Section 3.06    Certificates of Lenders.
Any Lender claiming reimbursement or compensation under this Article 3 shall deliver to the Company (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Lender hereunder and such certificate shall be conclusive and binding on the Company in the absence of demonstrable error. Such certificate shall set forth in reasonable detail the methodology used in determining the amount payable to the Lender.
Section 3.07    Substitution of Lenders.
If the Company receives notice from any Lender of a claim for compensation under Section 3.01, 3.02 or 3.03, or any Lender invokes the provisions of Section 3.02, the Company may, upon notice to such Lender and the Agent, replace such Lender by causing such Lender to assign its Loans and Commitments (with the assignment fee to be paid by the Company in such instance) pursuant to Section 10.07(b) to one or more other Lenders or Eligible Assignees procured by the Company; provided that each such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it under the Loan Documents from the applicable assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts). The Company shall release such Lender from its obligations under the Loan Documents. Any Lender being replaced shall execute and deliver an Assignment and Assumption with respect to such Lender’s outstanding Loans and Commitments.
Section 3.08    Survival.
The agreements and obligations of the Company in Section 3.01, Section 3.03, Section 3.04 and Section 3.06 shall survive the termination of this Agreement and the payment of all other Obligations.
ARTICLE 4
CONDITIONS PRECEDENT
Section 4.01    Conditions to Effective Date.
The effectiveness of this Agreement on the Effective Date is subject to satisfaction of the following conditions precedent:

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(a)    The Agent shall have received each of the following, each of which shall be originals or facsimiles or Adobe PDFs delivered by electronic mail (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer, each dated the Effective Date (or, in the case of certificates of governmental officials, a recent date before the Effective Date) and each in form and substance reasonably satisfactory to the Agent and each of the Lenders:
(i)    executed counterparts of this Agreement; and
(ii)    a Note executed by the Company in favor of each Lender that has requested a Note at least three Business Days prior to the Effective Date;
(b)    The Agent shall have received:
(i)    copies of the resolutions of the board of directors, authorized subcommittee thereof, or other equivalent body of the Company authorizing the Transactions to which the Company is a party, certified as of the Effective Date by the Secretary or an Assistant Secretary of the Company;
(ii)    a certificate of the Secretary or Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to execute, deliver and perform, as applicable, this Agreement and all other Loan Documents to be delivered by the Company hereunder;
(iii)    the articles or certificate of incorporation of the Company as in effect on the Effective Date, certified by the Secretary of State of its state of incorporation or organization as of a recent date;
(iv)    the bylaws or equivalent document of the Company as in effect on the Effective Date, certified by the Secretary or Assistant Secretary of the Company as of the Effective Date; and
(v)    a certificate of good standing for the Company from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation or organization as of a recent date.
(c)    [Reserved].
(d)    The Agent shall have received a customary written opinion (addressed to the Agent and the Lenders and dated the Effective Date) from Wachtell, Lipton, Rosen & Katz LLP, counsel for the Company.
(e)    [Reserved].
(f)    The Agent shall have received a certificate signed by a Responsible Officer on behalf of the Company, dated as of the Effective Date, certifying as to the matters set forth in Sections 4.01(h).
(g)    The Company shall have provided the documentation and other information to the Agent that are required by regulatory authorities under applicable “know-your-customer” rules and regulations, including the Patriot Act, to the extent the Company shall have received written requests therefor at least ten (10) Business Days prior to the Effective Date.

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(h)    The representations and warranties of the Company contained in Article 5 or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, (x) which are not qualified as to materiality shall be true and correct in all material respects and (y) which are qualified as to materiality shall be true and correct, in each case, on and as of the Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects, or true and correct, as the case may be, as of such earlier date.
Section 4.02    Conditions to Closing Date. The several obligation of the Lenders to make Loans on and after the Closing Date is subject to satisfaction of the following conditions precedent on or prior to September 26, 2024:
(a)    The Effective Date shall have occurred.
(b)    [Reserved].
(c)    (i) The Existing Credit Agreement shall have been or concurrently with the Closing Date shall be terminated (other than with respect to the terms thereof that expressly survive termination), and all principal and interest thereunder shall have been or shall be paid in full and (ii) Existing Secured Notes shall have been redeemed or satisfied and discharged, in accordance with the terms of the Existing Secured Notes Indenture (collectively, the “Closing Date Refinancing”)
(d)    The representations and warranties of the Company contained in Article 5 (other than Sections 5.05, 5.11 and 5.17) or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, (x) which are not qualified as to materiality shall be true and correct in all material respects and (y) which are qualified as to materiality shall be true and correct, in each case, on and as of the Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects, or true and correct, as the case may be, as of such earlier date.
(e)    The Agent shall have been paid all accrued and unpaid fees, and reasonable costs and expenses to the extent then due and payable to the Agent on or before the Closing Date, including accrued and projected Attorney Costs of the Agent and other compensation contemplated by the Commitment Letter and Fee Letter, payable to RBC and RBCCM , to the extent invoiced three (3) Business Days prior to the Closing Date.
The Agent shall notify the Company and the Lenders of the Closing Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.01) at or prior to 5:00 p.m., New York City time, on September 26, 2024 (and, in the event such conditions are not so satisfied or waived, the Revolving Commitments shall terminate at such time).
Section 4.03    Conditions to All Other Loans.
The obligation of each Lender to make any Loans on any Borrowing Date (including any Loans to be made on the Closing Date) is subject to satisfaction of the following conditions precedent (it being understood, for the avoidance of doubt, that the conversion or continuation of any Loan on any Borrowing Date shall not be subject to any such conditions):

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(a)    No Default or Event of Default shall have occurred and be continuing on such date immediately before or after giving effect to the proposed Loan.
(b)    The representations and warranties of the Company contained in Article 5 (other than Sections 5.05, 5.11 and 5.17) or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, (x) which are not qualified as to materiality shall be true and correct in all material respects and (y) which are qualified as to materiality shall be true and correct, in each case, on and as of the date of such Loan Notice, after giving effect to such Loan, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects, or true and correct, as the case may be, as of such earlier date.
(c)    The Agent shall have received a Loan Notice in accordance with the requirements hereof.
(d)    After giving effect to any such Loan that is a Revolving Loan, the aggregate Revolving Loans shall not exceed the Revolving Commitments then in effect.
Each Loan Notice (other than an Interest Election Request requesting only a conversion of Loans to the other Interest Type, or a continuation of Adjusted Term SOFR Rate Loans and other than a Loan Notice for a Borrowing on the Closing Date) submitted by the Company shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied (or waived) on and as of the date of the making of the Loan to which such Loan Notice relates.
Section 4.04    Determinations Under Section 4.01 and Section 4.02.
For purposes of determining compliance with the conditions specified in Section 4.01 and Section 4.02, each of the Lenders shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by, or acceptable or satisfactory to, the Lenders unless an officer of the Agent responsible for the Transactions shall have received notice from such Lender prior to the Effective Date or the Closing Date, as applicable, specifying its objection thereto.
ARTICLE 5
REPRESENTATIONS AND WARRANTIES
The Company represents and warrants to the Agent and each Lender as of the Effective Date and, other than in the case of Sections 5.05, 5.11 and 5.17, on the Closing Date and on the date of each Borrowing that:
Section 5.01    Corporate Existence and Power.
The Company and each of its Restricted Subsidiaries:
(a)    is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization;
(b)    has the corporate (or other organizational) power and authority and all governmental licenses, authorizations, consents and approvals to own its assets and carry on its business;

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(c)    except as set forth in Schedule 5.01, is duly qualified and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and
(d)    except as set forth in Schedule 5.01, is in compliance with all Requirements of Law, except such orders, writs, injunctions or decrees as are being contested in good faith by appropriate proceedings; except, in each case referred to in clauses (a) (other than with respect to the Company), (b), (c) and (d), to the extent that the failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
Section 5.02    Corporate Authorization; No Contravention.
The Transactions to be entered into by the Company are within its corporate or other organizational powers. The Transactions (including the execution, delivery and performance by the Company of each Loan Document to which it is a party) have been duly authorized by all necessary corporate or other organizational action of the Company and do not and will not:
(a)    contravene the terms of any of the Company’s Organization Documents;
(b)    conflict with or result in any breach or contravention of, or result in or require the creation of any Lien under, any document evidencing any material Contractual Obligation to which such the Company is a party, except to the extent that such conflicts, in the aggregate, would not reasonably be expected to have a Material Adverse Effect; or
(c)    violate any Requirement of Law or any order, injunction, writ or decree of any Governmental Authority to which the Company or its property is subject, except to the extent that such violations, in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
Section 5.03    Governmental Authorization.
No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company of each Loan Document to which it is a party, except (i) such as have been obtained and are in full force and effect (including without limitation, the approval of the Department of Insurance of the jurisdiction of the domicile of the Insurance Subsidiaries), and (ii) those the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect.
Section 5.04    Binding Effect.
Each Loan Document that has been delivered by the Company has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.
Section 5.05    Litigation.
There are no actions, suits, proceedings, claims or disputes pending, or to the knowledge of the Company, threatened, at law, in equity, in arbitration or before any Governmental Authority, against the

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Company or any of its Restricted Subsidiaries or any of their respective properties that: (a) purport to affect or pertain to this Agreement or any other Loan Document or (b) individually or in the aggregate would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document or directing that the Transactions not be consummated as herein or therein provided.
Section 5.06    No Default.
No Default or Event of Default has occurred and is continuing or would result from the consummation of the Transactions. As of the Effective Date, neither the Company nor any Restricted Subsidiary is in default under or with respect to any Contractual Obligation in any respect that, individually or together with all such defaults, would reasonably be expected to have a Material Adverse Effect.
Section 5.07    ERISA Compliance.
(a)    Each Pension Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state law except to the extent that such non-compliance would not reasonably be expected to have a Material Adverse Effect. Each Plan that is intended to qualify under Section 401(a) of the Code has either (i) received a favorable determination letter from the IRS and to the knowledge of the Company, nothing has occurred which would reasonably be expected to cause the loss of such qualification or (ii) with respect to the Pension Plans identified on Schedule 5.07, is in the process of requesting a favorable determination letter from the IRS as to its qualified status, and the Company is not aware of any fact or issue that would reasonably be expected to cause the IRS to fail to issue a favorable determination letter, except where such non-qualification would not reasonably be expected to have a Material Adverse Effect. The Company, its Restricted Subsidiaries and each ERISA Affiliate have made all required contributions to any Pension Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Pension Plan, except where such lack of contribution or application for funding waiver would not reasonably be expected to have a Material Adverse Effect.
(b)    Except as set forth on Schedule 5.07, there are no pending or, to the knowledge of the Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that would reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, there has been no “prohibited transaction” (as defined in Section 406 of ERISA and Section 4975 of the Code) or violation of the fiduciary responsibility rules with respect to any Pension Plan that would reasonably be expected to have a Material Adverse Effect.
(c)    Except for occurrences or circumstances that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect: (i) since December 31, 2020, no ERISA Event has occurred or, to the knowledge of the Company, is reasonably expected to occur; (ii) no Single Employer Pension Plan is, or, to the knowledge of the Company, is reasonably expected to be, in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA); (iii) none of the Company, any of its Subsidiaries or any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred that, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA with respect to a Multiemployer Plan; and (iv) none of the Company, any of its Restricted Subsidiaries or any ERISA Affiliate has knowingly engaged in a transaction that could be subject to Section 4069(a) or 4212(c) of ERISA.

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Section 5.08    Margin Regulations.
Neither the Company nor any Restricted Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.
Section 5.09    [Reserved].
Section 5.10    Taxes.
(a)    The Company and each of its Restricted Subsidiaries has timely filed all federal Tax, material income Tax and other material Tax returns and reports required to be filed, and has paid all federal Tax, material income Tax and other material Taxes levied or imposed upon it or its properties, income or assets that have become due and payable (including in its capacity as a withholding agent), except (i) those that are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with SAP or GAAP, as applicable, and (ii) those that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. There is no current or proposed Tax audit, assessment, deficiency or other claim or proceeding against the Company or any Restricted Subsidiary that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(b)    Except as would not be reasonably expected to, individually or in the aggregate, result in a Material Adverse Effect (i) the Company and each of its Restricted Subsidiaries has made adequate provision in accordance with SAP or GAAP (as applicable) for all Taxes not yet due and payable and (ii) neither the Company nor any Restricted Subsidiary has ever participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4.
Section 5.11    Financial Condition.
(a)    The audited consolidated financial statements of the Company and its Subsidiaries dated December 31, 2023, and the related consolidated statements of income, shareholders’ equity and cash flows for the Fiscal Year ended on that date, reported on by BDO USA, LLP, independent public accountants:
(i)    were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, subject, in the case of such unaudited financial statements, to ordinary, good faith year end and audit adjustments and the absence of footnote disclosure;
(ii)    fairly present in all material respects the financial condition, results of operations, cash flows and changes in shareholders’ equity of the Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and
(iii)    show all material indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the date thereof.
(b)    The December 31, 2023 Annual Statement of each Insurance Subsidiary, (the “Historical Statutory Statements”):

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(i)    were prepared in accordance with SAP, except as may be reflected in the notes thereto; and
(ii)    were, in all material respects, in compliance with applicable Requirements of Law when filed and present fairly in all material respects the financial condition of the respective Insurance Subsidiaries covered thereby as of the respective dates thereof and changes in Capital and Surplus of the respective Insurance Subsidiaries covered thereby for the respective periods then ended.
Except for liabilities and obligations disclosed or provided for in the Historical Statutory Statements (including, without limitation, reserves, policy and contract claims and statutory liabilities), no Insurance Subsidiary had, as of the date of its respective Historical Statutory Statements, any material liabilities or obligations of any nature whatsoever (whether absolute, contingent or otherwise and whether or not due) that, in accordance with SAP, would have been required to have been disclosed or provided for in such Historical Statutory Statement.
(c)    The financial projections, budgets and estimates relating to the Company provided by the Company to the Agent prior to the date hereof in connection with this Agreement have been prepared in good faith based upon assumptions that are believed by the preparer thereof to be reasonable at the time that they were provided to the Agent, it being understood and agreed that (a) financial projections, budgets and estimates are as to future events and are not to be viewed as facts, (b) financial projections, budgets and estimates are subject to significant uncertainties and contingencies, many of which are beyond the Company’s control, (c) no assurance can be given that any particular financial projections, budgets or estimates will be realized and (d) actual results during the period or periods covered by any such projections, budgets or estimates may differ significantly from the projected, budgeted or estimated results and such differences may be material.
(d)    Since December 31, 2023, there has been no material adverse change in the business, properties, results of operations or financial condition of the Company and its Restricted Subsidiaries, taken as a whole.
Section 5.12    Environmental Laws.
(a)    All real properties owned or leased by the Company or any of its Restricted Subsidiaries have been, and continue to be, owned or leased by the Company and its Restricted Subsidiaries in compliance with all Environmental Laws, except where failure to so comply would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.
(b)    There are no pending or, to the knowledge of the Company, threatened, Environmental Claims against the Company or any of its Restricted Subsidiaries, except for such Environmental Claims that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(c)    The Company and each of its Restricted Subsidiaries have been issued and are in compliance with all permits, certificates, approvals, licenses and other authorizations required under any Environmental Law to own and operate their property or to conduct their businesses except where failure to obtain or comply with the foregoing would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

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Section 5.13    Regulated Activities and Regulated Entities.
None of the Company, any Person controlling the Company, or any Restricted Subsidiary, is (a) subject to regulation, or required to register, under the Investment Company Act of 1940 or (b) a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.
Section 5.14    Subsidiaries.
(a)    The Capital Stock of each of the Company’s Restricted Subsidiaries has been duly authorized and validly issued and is fully paid and non-assessable. As of the date hereof, there is no existing option, warrant, call, right, commitment or other agreement to which the Company or any of its Restricted Subsidiaries is a party requiring, and there is no membership interest or other Capital Stock of any Restricted Subsidiary outstanding which upon conversion or exchange would require, the issuance by any Restricted Subsidiary of any additional membership interests or other Capital Stock of any Restricted Subsidiary or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Capital Stock of any Restricted Subsidiary.
(b)    Schedule 5.14(b) sets forth the name of, and the ownership interest of the Company (or the applicable Subsidiary) in, each of its Subsidiaries and identifies each Subsidiary that is a Foreign Subsidiary, an Immaterial Subsidiary, Unrestricted Subsidiary and/or an Insurance Subsidiary, in each case as of the Effective Date. As of the Effective Date, all the Company’s Subsidiaries are fully consolidated in its consolidated financial statements.
Section 5.15    Insurance Licenses.
Except as set forth in Schedule 5.15, (a) no License of the Company or any Insurance Subsidiary, the loss of which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect, is the subject of a proceeding for suspension or revocation, and (b) to the Company’s knowledge, there is no sustainable basis for such suspension or revocation, and no such suspension or revocation has been threatened by any Governmental Authority.
Section 5.16    Full Disclosure.
All written Information (other than financial projections, budgets, estimates and information of a general economic or industry nature) provided directly by the Company or its Subsidiaries to the Agent or the Lenders in connection with the transactions contemplated hereunder (in each case, as modified or supplemented by other information so furnished, and when taken together with any disclosures made by the Company in any publicly available filings with the SEC) is, as of the date made available, taken as a whole, correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, taken as a whole, not materially misleading in the light of the circumstances under which they were made.
Section 5.17    Solvency.
Immediately after giving effect to the Transactions to occur on the Effective Date, the Company and its Subsidiaries, on a consolidated basis, are Solvent.

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Section 5.18    [Reserved].
Section 5.19    [Reserved].
Section 5.20    Anti-Corruption Laws and Sanctions.
The Company, its Subsidiaries and their respective officers and employees, and to the knowledge of the Company, the directors and agents (when acting on behalf of the Company or its Subsidiaries) of the Company and its Subsidiaries, are in compliance with Anti-Corruption Laws, Anti-Money Laundering Laws, and applicable Sanctions in all material respects. None of (a) the Company or any Subsidiary, or (b) to the knowledge of the Company, any of the respective directors, officers or employees of the Company or any of its Subsidiaries, or any agent of the Company or any of its Subsidiaries who will act in any capacity in connection with this Agreement, is a Sanctioned Person. The Company will not use, and shall not permit any of its Subsidiaries to use, the proceeds of any Loan in violation of Section 6.11(b).
Section 5.21    [Reserved].
Section 5.22    Affected Financial Institutions.
The Company is not an Affected Financial Institution.
ARTICLE 6
AFFIRMATIVE COVENANTS
Until all principal of and interest on each Loan and all fees and other amounts payable hereunder have been paid in full (other than unmatured contingent indemnification obligations not yet due and payable) and all Commitments have been terminated, the Company covenants and agrees with the Lenders that, from and after the Closing Date:
Section 6.01    Financial Statements.
The Company shall deliver to the Agent (except that items described in paragraphs (c), (d), (e) and (f) shall not be required to be delivered, to the extent such items are filed with the applicable regulator within the time periods set forth below and/or publicly available), for further distribution to each Lender:
(a)    Not later than 90 days after the end of each Fiscal Year (beginning with the Fiscal Year ending December 31, 2024), copies of the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related audited consolidated statements of operations, shareholders’ equity and cash flows for such year, setting forth in the case of the audited consolidated statements in comparative form the figures for the previous Fiscal Year, and accompanied by the opinion of BDO USA, LLP or another nationally-recognized independent public accounting firm (“Independent Auditor”), which opinion shall state that such audited consolidated financial statements present fairly in all material respects the financial position and result of operations of the Company and its Restricted Subsidiaries for the periods indicated in conformity with GAAP, except as stated therein. Such opinion shall be without a “going concern” or like qualification (other than as it may result from the maturity of the Loans hereunder within the coming 12-month period) and shall not be qualified as to scope;
(b)    Not later than 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year (beginning with the Fiscal Quarter ending June 30, 2024), copies of the condensed unaudited

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consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and the related condensed unaudited consolidated statements of operations, shareholders’ equity and cash flows for the period commencing on the first day and ending on the last day of such quarter and for the then elapsed portion of such Fiscal Year, setting forth in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year, and certified by a Responsible Officer as fairly presenting in all material respects, in accordance with GAAP (subject to the absence of footnotes and year-end audit adjustments), the financial position, the results of operations and cash flows of the Company and its Subsidiaries;
(c)    as soon as available but not later than 75 days after the close of each Fiscal Year of each Insurance Subsidiary, a copy of the unaudited Annual Statement of such Insurance Subsidiary on a stand-alone basis, such Annual Statement to be certified by a Responsible Officer of such Insurance Subsidiary and prepared in accordance with SAP, as modified by accounting practices permitted or prescribed by the OCI or other applicable domiciliary insurance commissioner, consistently applied throughout the periods reflected therein and, if required by the applicable Governmental Authority, audited and certified by independent certified public accountants of recognized national standing (such audited Annual Statement to be delivered, if required by the applicable Governmental Authority, as soon as available but not later than June 15 of each Fiscal Year of such Insurance Subsidiary);
(d)    as soon as available but not later than 60 days after the close of each of the first three Fiscal Quarters of each Fiscal Year of each Insurance Subsidiary, a copy of the Quarterly Statement of such Insurance Subsidiary on a stand-alone basis, such Quarterly Statement to be certified by a Responsible Officer of such Insurance Subsidiary and prepared in accordance with SAP, as modified by accounting practices permitted or prescribed by the OCI or other applicable domiciliary insurance commissioner, consistently applied through the period reflected therein;
(e)    promptly following the delivery to or receipt by the Company or any of its Restricted Subsidiaries of any regular or periodic final Triennial Examination reports or results of any market conduct examination or examination by any Department or the NAIC of the financial condition and operations of, or any notice of any assertion as to violation of any Requirement of Law by, any Insurance Subsidiary, or any report with respect to any Insurance Subsidiary (including any summary report from the NAIC with respect to the performance of such Insurance Subsidiary as measured against the ratios and other financial measurements developed by the NAIC under its Insurance Regulatory Information System as in effect from time to time) that would reasonably be expected to result in a Material Adverse Effect;
(f)    within 125 days after the close of each Fiscal Year of each Insurance Subsidiary, a copy of the “Statement of Actuarial Opinion” and “Management Discussion and Analysis” for each such Insurance Subsidiary that is provided to the applicable Department (or equivalent information should such Department no longer require such a statement) as to the adequacy of reserves of such Insurance Subsidiary, such opinion to be in the format prescribed by the insurance code of the state of domicile of such Insurance Subsidiary; and
(g)    simultaneously with the delivery of each set of consolidated financial statements referred to in clauses (a) and (b) above, the related unaudited consolidating financial information reflecting adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements.

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Section 6.02    Certificates; Other Information.
The Company shall furnish to the Agent, for further distribution to each Lender:
(a)    concurrently with the delivery of the financial statements referred to in Section 6.01(a) and Section 6.01(b), a Compliance Certificate executed by a Responsible Officer;
(b)    concurrently with the delivery of the financial statements referred to in Section 6.01(a), but only to the extent permitted by accounting industry policies generally followed by independent certified public accountants, a certificate of the Independent Auditor that reported on such financial statements stating (i) whether during the course of its examination of such financial statements it obtained knowledge of any Default relating to accounting matters (which certificate may be limited to the extent required by auditing rules or guidelines), and (ii) if a Default relating to accounting matters has come to its attention, specifying the nature and period of existence thereof;
(c)    promptly after any request by the Agent or any Lender, copies of any final reports submitted to the Company by independent public accountants in connection with any annual, interim or special audit of the financial statements of the Company made by such accountants;
(d)    [Reserved];
(e)    [Reserved];
(f)    [Reserved];
(g)    [Reserved]; and
(h)    promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Restricted Subsidiary, or compliance with the terms of any Loan Document, as the Agent, for itself or at the request of any Lender, may from time to time reasonably request.
Documents required to be delivered pursuant to Section 6.01, Section 6.02 or Section 6.03 may be delivered electronically and if so delivered, shall be deemed to have been delivered to the Agent (and, other than in the case of clause (ii)(y) below, the Agent shall be deemed to have delivered such documents to each Lender) on the earliest of (i) the date on which the Company posts such documents or provides a link thereto on the Company’s website on the Internet at the website address listed on Schedule 10.02; (ii) the date on which such documents are (x) posted on the Company’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Agent have access (whether a commercial, third-party website or whether sponsored by the Agent) or (y) delivered electronically by the Company to the Agent, or (iii) the date on which such documents are made publicly available at www.sec.gov. Except for Compliance Certificates, the Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
The Company hereby acknowledges that the Agent will make available to the Lenders information and projections provided by the Company to the Agent pursuant to Section 6.01, Section 6.02

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and Section 6.03 (collectively, “Company Materials”) by posting the Company Materials on IntraLinks or another similar secure electronic system (the “Platform”).
Section 6.03    Notices.
The Company shall notify the Agent promptly after any Responsible Officer of the Company becomes aware:
(a)    of the occurrence of any Default;
(b)    of any matter that has resulted in, or would reasonably be expected to result in, a Material Adverse Effect, including any of the following solely to the extent it would reasonably be expected to have a Material Adverse Effect: (i) any breach or non-performance by the Company or any Restricted Subsidiary of, or any default by the Company or any Restricted Subsidiary under, a Contractual Obligation of the Company or any Restricted Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Restricted Subsidiary and any Governmental Authority; (iii) the commencement of, or any material development in, any litigation (including any governmental proceeding or arbitration proceeding), tax audit or investigative proceeding, claim, lawsuit, and/or investigation against or involving the Company or any of its Restricted Subsidiaries or any of its or their businesses or operations, including pursuant to any applicable Environmental Laws; (iv) the expiration without renewal, revocation, suspension or restriction of, or the institution of any proceedings to revoke, suspend or restrict, any License now or hereafter held by any Insurance Subsidiary that is required to conduct the insurance business of such Insurance Subsidiary in compliance with all applicable laws and regulations; (v) the institution of any disciplinary proceedings against or in respect of any Insurance Subsidiary, or the issuance of any order, the taking of any action or any request for an extraordinary audit for cause by any Governmental Authority; or (vi) the issuance or adoption of any judicial or administrative order limiting or controlling the insurance business of any Insurance Subsidiary (and not the insurance industry generally); and
(c)    of the occurrence of any of the following events affecting the Company, any of its Restricted Subsidiaries or any ERISA Affiliate (but in no event more than 10 days after such event) and deliver to the Agent and each Lender a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company, any of its Restricted Subsidiaries or any ERISA Affiliate with respect to such event:
(i)    an ERISA Event; or
(ii)    the adoption of or the commencement of contributions to any Plan subject to Title IV of ERISA or Section 412 of the Code by the Company, any of its Restricted Subsidiaries or any ERISA Affiliate; or
(iii)    the adoption of any amendment to a Plan subject to Title IV of ERISA or Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability; provided that no such notice will be required under this Section 6.03(c) with respect to the occurrence of any such event if such occurrence does not result in, and is not reasonably expected to result in, any liability to the Company, any of its Restricted Subsidiaries or any ERISA Affiliate of more than $25,000,000 in the aggregate.
Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company or

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any affected Restricted Subsidiary proposes to take with respect thereto and at what time. Each notice under Section 6.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or reasonably foreseeably will be) breached or violated.
Section 6.04    Preservation of Corporate Existence, Etc.
The Company shall, and shall cause each Restricted Subsidiary (other than any Immaterial Subsidiary) to (except as permitted by Section 7.03 or Section 7.07):
(a)    preserve and maintain in full force and effect its existence and good standing under the laws of its state or jurisdiction of incorporation or organization, as applicable, except, other than in the case of the existence of the Company, where the failure to do so would not reasonably be expected to have a Material Adverse Effect; provided no Restricted Subsidiary (other than the Company) shall be required to preserve any such existence or good standing if such Person’s board of directors (or similar governing body) shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to the Lenders; and
(b)    preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary in the normal conduct of its business, except, in the case of this clause (b), where such failure to preserve and maintain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 6.05    [Reserved].
Section 6.06    Payment of Tax Obligations.
The Company shall, and shall cause each Restricted Subsidiary to, pay and discharge as the same shall become due and payable, all material Tax liabilities imposed upon it or its material properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with SAP or GAAP (as applicable) are being maintained by the Company or such Restricted Subsidiary.
Section 6.07    Compliance with Laws.
The Company shall, and shall cause each Restricted Subsidiary to, comply with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act, the Patriot Act and all applicable Environmental Laws), except (i) for such noncompliance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (ii) as may be contested in good faith and by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with SAP or GAAP (as applicable).
Section 6.08    [Reserved].
Section 6.09    Inspection of Property and Books and Records.
The Company shall, and shall cause each Restricted Subsidiary to, maintain proper books of record and account, in which full, true and correct entries in all material respects in conformity with GAAP or SAP, as applicable, consistently applied (except as stated therein) shall be made of all financial transactions and matters involving the assets and business of the Company and such Restricted

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Subsidiary. The Company shall permit, and shall cause each Restricted Subsidiary to permit, representatives and independent contractors of the Agent or its designees, at the Company’s expense, to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at such reasonable times during normal business hours, upon reasonable advance notice to the Company; provided that (x) members of senior management will be notified and permitted to be present during any such meetings; (y) unless an Event of Default has occurred and is continuing, not more than one such visit per Fiscal Year shall be permitted; and (z) when an Event of Default exists the Agent or any Lender (through coordination with the Agent) may do any of the foregoing at any time during normal business hours and without advance notice.
Section 6.10    [Reserved].
Section 6.11    Use of Proceeds.
(a)    The proceeds of the Loans may be used to consummate the Closing Date Refinancing, to pay the fees and expenses of the Company in connection with the Facilities and for general corporate purposes of the Company and its Subsidiaries.
(b)    The Company shall not use, and shall not permit any of its Subsidiaries to use, the proceeds of any Loan (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or in a European Union member state or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
Section 6.12    [Reserved].
Section 6.13    [Reserved].
Section 6.14    [Reserved].
Section 6.15    Designation of Subsidiaries.
The board of directors (or similar governing body) of the Company may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing, (ii) immediately before and after giving effect to such designation, the Company and its Subsidiaries shall be in compliance on a Pro Forma Basis with the Financial Covenants, (iii) no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if it is a restricted subsidiary under the terms of any other Indebtedness of the Company or its Restricted Subsidiaries, (iv) each Subsidiary to be designated as “Unrestricted” and its subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender thereof has recourse to any of the assets of the Company or any Restricted Subsidiary (other than pursuant to guarantees otherwise permitted under the Loan Documents), and (v) the Company shall deliver to the Agent a certificate of a Responsible Officer of the Company, together with all relevant financial

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information reasonably requested by the Agent, demonstrating compliance with the foregoing clauses (i) through (vi) of this Section 6.15 and, if applicable, certifying that such subsidiary meets the requirements of an “Unrestricted Subsidiary.” The designation of any subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Company therein at the date of designation in an amount equal to the fair market value of the Company’s Investment therein as of the date of such designation. No Restricted Subsidiary shall be designated as an Unrestricted Subsidiary at any time that the limitations on Investments set forth in Section 7.08 are not in effect. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time. Amounts attributable to Unrestricted Subsidiaries shall be excluded for purposes of all financial calculations under the Loan Documents.
Section 6.16    Maintenance of Properties.
The Company will, and will cause each of its Restricted Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties necessary in the business of the Company and its Restricted Subsidiaries (other than residential real estate properties acquired by any Insurance Subsidiary in the ordinary course of business in connection with the enforcement of remedies under any mortgage) and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.
ARTICLE 7
NEGATIVE COVENANTS
Until all principal of and interest on each Loan and all fees and other amounts payable hereunder have been paid in full (other than unmatured contingent indemnification obligations not yet due and payable) and all Commitments have been terminated, the Company covenants and agrees with the Lenders that on and after the Closing Date:
Section 7.01    Limitation on Indebtedness; Certain Capital Stock.
(a)    The Company shall not permit any of its Restricted Subsidiaries to incur or at any time be liable with respect to any Indebtedness, except:
(i)    [reserved];
(ii)    any Surplus Debentures issued by any Insurance Subsidiary or Subsidiary thereof to the Company or any of its Restricted Subsidiaries;
(iii)    Capitalized Lease Liabilities in an aggregate principal amount not to exceed at any time outstanding the greater of (x) $85,000,000 and (y) 4.0% of Consolidated Net Worth of the Company;
(iv)    Permitted Swap Obligations;
(v)    Indebtedness existing on the date hereof and listed in Schedule 7.01 and Refinancing Indebtedness thereof;

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(vi)    Indebtedness owed by any Insurance Subsidiary or a Subsidiary of an Insurance Subsidiary in an aggregate principal amount not to exceed the greater of $55,000,000 and 2.5% of Consolidated Net Worth of the Company at any time outstanding;
(vii)    Indebtedness assumed in connection with a Permitted Acquisition or similar Investment; provided, that (x) such Indebtedness is not incurred in contemplation of such Permitted Acquisition or similar Investment and (y) the Company is in compliance with the Financial Covenants on a Pro Forma Basis;
(viii)    Indebtedness (including Surplus Debentures) owed by any Restricted Subsidiary to the Company or any Restricted Subsidiary;
(ix)    [reserved];
(x)    Indebtedness in respect of letters of credit issued and guarantees made for the account of the Company or any of its Restricted Subsidiaries in the ordinary course of business;
(xi)    Indebtedness in respect of surety and other similar bonds made for the account of the Company or any of its Restricted Subsidiaries in the ordinary course of business;
(xii)    other Indebtedness owed by any Restricted Subsidiary (other than an Insurance Subsidiary or a Subsidiary of an Insurance Subsidiary) in an aggregate principal amount not to exceed the greater of $65,000,000 and 3.0% of Consolidated Net Worth of the Company at any time outstanding;
(xiii)    Refinancing Indebtedness of any Indebtedness of any Restricted Subsidiary that was permitted hereunder when incurred;
(xiv)    Contingent Obligations of any Person in respect of Indebtedness (x) otherwise permitted to be incurred by such Person under this Section 7.01(a) or (y) of the Borrower;
(xv)    Indebtedness consisting of the deferred purchase price of equity interests (or option or warrants or similar instruments) of departing officers, directors and employees of the Company or any Restricted Subsidiary issued (whether in the form of notes or otherwise) for the purchase or redemption thereof pursuant to the terms of an existing compensation plan or employment contract;
(xvi)    Cash Management Obligations incurred in the ordinary course of business;
(xvii)    Indebtedness to any Federal Home Loan Bank incurred in the ordinary course of business;
(xviii)    (A) Indebtedness secured solely by mortgage-related assets and (B) Securitization Indebtedness, in each case in connection with credit risk transfer and insurance linked securities programs;
(xix)    [reserved]; and
(xx)    Indebtedness incurred by Insurance Subsidiaries not to exceed the greater of $55,000,000 and 2.5% of Consolidated Net Worth of the Company;

US-DOCS\149531982.18

Section 7.02    Liens.
The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, assume or suffer to exist any Lien on any property now owned or hereafter acquired by it, except for the following:
(a)    [reserved];
(b)    Liens on assets of Insurance Subsidiaries or the Company securing obligations under transactions entered into in connection with Investments permitted by the terms hereof in an aggregate amount not to exceed, at any time, $15,000,000;
(c)    Liens on collateral consisting of cash or Cash Equivalents securing Permitted Swap Obligations in an aggregate amount not to exceed, at any time, $25,000,000 and Liens securing Cash Management Obligations incurred in the ordinary course of business in an aggregate amount not to exceed, at any time, $25,000,000;
(d)    Liens for Taxes that are not overdue for more than 90 days and Liens for Taxes being contested in good faith and by appropriate proceedings and, in each case, with respect to which adequate reserves are being maintained in accordance with GAAP;
(e)    Liens existing on the date hereof and listed in Schedule 7.02, including extensions, renewals and replacements of such Liens; provided that (i) such Lien shall not apply to any additional property (other than after-acquired title in or on such property and related assets and proceeds of the collateral in accordance with the document creating such Lien) and (ii) if the Indebtedness secured thereby is Indebtedness of a Restricted Subsidiary, such Indebtedness is not increased except as otherwise permitted under Section 7.01 (in which case, except to the extent of an increase contemplated by clause (a) of the definition of “Refinancing Indebtedness,” the Lien on the portion of such Indebtedness representing such additional increase must be permitted by another paragraph of this Section 7.02);
(f)    (i) Liens incurred in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other forms of governmental insurance or benefits or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds and (ii) Liens on collateral consisting of cash or Cash Equivalents securing letters of credit issued in respect of obligations to insurers in an amount not to exceed $15,000,000;
(g)    (i) Liens of attorneys retained by the Company on a contingency fee basis and (ii) Liens of mechanics, carriers, and materialmen and other like Liens imposed by law and arising in the ordinary course of business in respect of obligations that in the case of clause (ii) hereof are not overdue for more than 60 days or that are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;
(h)    Liens arising in the ordinary course of business for sums being contested in good faith and by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP, or for sums not due, and in either case not involving any deposits or advances for borrowed money or the deferred purchase price of property or services;

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(i)    Liens securing obligations in connection with any reinsurance transactions under Reinsurance Agreements entered into in the ordinary course of business;
(j)    easements, rights-of-way, zoning restrictions, covenants, conditions, restrictions, zoning ordinances, development, air rights and land use agreements, encroachments, title defects and other similar encumbrances that do not secure any Indebtedness and which do not materially interfere with the business of the Company and its Restricted Subsidiaries;
(k)    Liens securing Indebtedness of Insurance Subsidiaries in connection with permitted Investments not to exceed $15,000,000;
(l)    licenses, leases or subleases permitted hereunder granted to others not materially interfering in any material respect in the business of the Company and its Restricted Subsidiaries;
(m)    attachment or judgment Liens not constituting an Event of Default under Section 8.01(i);
(n)    Liens arising from precautionary Uniform Commercial Code financing statement filings with respect to operating leases or consignment arrangements entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;
(o)    Liens consisting of customary set-off rights in favor of depositary banks;
(p)    other Liens securing obligations (other than Indebtedness for borrowed money) in an amount not to exceed, at any time outstanding, the greater of $65,000,000 and 3.0% of Consolidated Net Worth of the Company;
(q)    any Lien on any asset of any Person existing at the time such assets are acquired by the Company or any Subsidiary, or such Person becomes a Subsidiary of the Company or is merged or consolidated with or into the Company or a Subsidiary of the Company, and in each case not created in contemplation of such event; provided that (i) no such Lien shall extend to, or cover, any other property or assets of the Company or any Subsidiary (including such Person) (other than after-acquired title in or on such property and related assets and proceeds of the collateral in accordance with the document creating such Lien), and (ii) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary (or is so merged or consolidated) and any Refinancing Indebtedness in respect thereof;
(r)    Liens securing (I) Indebtedness secured solely by mortgage-related assets and (B) Securitization Indebtedness, in each case in connection with credit risk transfer and insurance linked securities programs or (II) other obligations in connection with credit risk transfer programs;
(s)    Liens incurred in connection with the collection or disposition of delinquent accounts receivable in the ordinary course of business;
(t)    [reserved];
(u)    [reserved];
(v)    [reserved];

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(w)    Liens consisting of deposits of cash or other assets of Insurance Subsidiaries and Subsidiaries thereof as required by any Governmental Authority;
(x)    [reserved];
(y)    Liens consisting of restrictions imposed by applicable law (including regulations) or imposed by any Government-Sponsored Enterprise (including, for the avoidance of doubt, “financial requirements” imposed pursuant to PMIERs and similar restrictions imposed by any Government-Sponsored Enterprise);
(z)    Replacements of any Liens permitted under this Section 7.02 when incurred, provided that (i) such Lien shall not apply to any additional property (other than after acquired title in or on such property and related assets and proceeds of the existing collateral in accordance with the document creating such Lien) and (ii) if the Indebtedness secured thereby is Indebtedness of a Restricted Subsidiary, such Indebtedness is not increased except as otherwise permitted under Section 7.01 (in which case, except to the extent of an increase contemplated by clause (a) of the definition of “Refinancing Indebtedness,” the Lien on the portion of such Indebtedness representing such additional increase must be permitted by another paragraph of this Section 7.02);
(aa)    Liens in favor of the Company or any of its Restricted Subsidiaries; and
(bb)    Liens securing Capitalized Lease Liabilities in an aggregate principal amount not to exceed at any time outstanding the greater of (x) $85,000,000 and (y) 4.0% of Consolidated Net Worth of the Company.
Section 7.03    Disposition of Assets.
Prior to the Springing Covenant End Date, the Company shall not, and shall not permit any of its Restricted Subsidiaries to, Dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable with or without recourse and Capital Stock of any Restricted Subsidiary whether newly issued or otherwise), except:
(a)    (i) Dispositions of inventory and equipment in the ordinary course of business, (ii) Dispositions of cash and Cash Equivalents and (iii) Dispositions of assets obtained through foreclosure or otherwise through the exercise of remedies in respect of obligations owed by a third party to the Company or any of its Restricted Subsidiaries or otherwise in respect of mortgage loans insured by the Company or any of its Restricted Subsidiaries;
(b)    the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;
(c)    Dispositions of Investments by any Insurance Subsidiary or Subsidiary thereof (other than Capital Stock of Restricted Subsidiaries engaged in insurance lines of business) and Dispositions by the Company or any of its Restricted Subsidiaries of Investments permitted under this Agreement, in each case, in the ordinary course of business and consistent with the investment policy approved by the board of directors of the Company or such Subsidiary or the Company, as the case may be;
(d)    Dispositions (i) by the Company to any Restricted Subsidiary and (ii) by any Restricted Subsidiary to any other Restricted Subsidiary or the Company; provided, that (x) to the extent such

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Disposition pursuant to the foregoing clause (iii) constitutes an Investment, such Disposition is permitted by Section 7.09 (other than Section 7.09(q)), and (y) otherwise, such Disposition is for fair value, as determined by the Company in good faith;
(e)    any Disposition pursuant to a Reinsurance Agreement so long as such Disposition is entered into in the ordinary course of business for the purpose of managing insurance risk consistent with industry practice;
(f)    Dispositions of obsolete, surplus or worn out property disposed of by the Company or any of its Restricted Subsidiaries;
(g)    transfers resulting from any casualty or condemnation of property or assets;
(h)    licenses or sublicenses of intellectual property and general intangibles and licenses, leases or subleases of other property which do not materially interfere with the business of the Company and its Restricted Subsidiaries;
(i)    Dispositions consisting of (A) any merger, consolidation, liquidation, dissolution or other winding-up of the Borrower or any of its Subsidiaries not prohibited by Section 7.07, (B) the making of any Investments permitted by Section 7.09 (other than Section 7.09(q)), (C) the creation, incurrence or assumption of any Lien permitted under Section 7.02, (D) the making of any Restricted Payments permitted by Section 7.08, and (E) Dispositions of property to the extent that such property constitutes an Investment permitted by Section 7.09 (other than Section 7.09(q));
(j)    Dispositions of shares of Capital Stock in order to qualify members of the board of directors or equivalent governing body of the Company or such other nominal shares required to be held other than by the Company, as required by applicable law;
(k)    the sale, discount, forgiveness or other compromise of notes or other accounts in the ordinary course of business or in connection with collection thereof;
(l)    issuances of Capital Stock (i) by the Company, (ii) by a directly or indirectly Wholly-Owned Subsidiary of the Company to the Company or to one or more Wholly-Owned Subsidiaries (other than Unrestricted Subsidiaries) of the Company or (iii) by a non-Wholly-Owned Subsidiary of the Company to the respective equity holders of such non-Wholly-Owned Subsidiary, on a pro rata basis;
(m)    sale and lease back transactions in respect of any property acquired after the Closing Date, and consummated within 365 days after the acquisition of such property;
(n)    Dispositions not otherwise permitted hereunder (other than pursuant to Reinsurance Agreements, which shall be subject to the limitations in clause (e) above); provided that such Dispositions shall be for fair market value of assets being disposed, as determined by the Company in good faith, not exceeding (i) 15% of Consolidated Net Worth in any calendar year or (ii) 45% of Consolidated Net Worth in the aggregate; and
(o)    Dispositions of mortgage-related assets, mortgage loans, receivables, and other similar financial assets securing Indebtedness incurred under Section 7.01(a)(xviii);
provided that this Section 7.03 shall not apply at any time that the Index Debt is rated at least BBB- or Baa3 (as applicable) from at least two of the Rating Agencies.

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Section 7.04    [Reserved].
Section 7.05    Transactions with Affiliates.
The Company shall not, and shall not suffer or permit any Restricted Subsidiary to, enter into any transaction with any Affiliate of the Company, other than (a) transactions no less favorable to the Company or such Restricted Subsidiary than would be obtained in a comparable arm’s-length transaction with a Person not an Affiliate of the Company or such Restricted Subsidiary, (b) insurance transactions, intercompany pooling and other reinsurance transactions entered into in the ordinary course of business and consistent with past practice, (c) transactions between or among the Company and its Restricted Subsidiaries and transactions between or among Restricted Subsidiaries, in each case that are not otherwise prohibited by this Agreement, (d) transactions with any Affiliate of the Company that have been reported to, and not disapproved by, the OCI pursuant to applicable law, (e) any Indebtedness permitted by Section 7.01(a), any Restricted Payment permitted by Section 7.08 and any Investment permitted by Section 7.09 (if Section 7.09 is then in effect), (f) arrangements for indemnification payments for directors and officers of the Company and its Subsidiaries, and (g) employment and severance arrangements for and compensation, bonuses, stock options and stock ownership plans and indemnification arrangements and benefit plans (and the making of payments, awards or grants in cash, securities or otherwise pursuant thereto or the funding thereof) for officers, directors and employees of the Company and its Subsidiaries approved by the board of directors or equivalent body of the Company or the respective Subsidiary.
Section 7.06    Change in Business.
The Company shall not, and shall not suffer or permit any Restricted Subsidiary to, engage in any business other than the businesses conducted by the Company and its Restricted Subsidiaries on the date of this Agreement or any Similar Line of Business.
Section 7.07    Fundamental Changes.
The Company shall not consolidate, amalgamate or merge with or into or wind up into (whether or not the Company is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its and its Subsidiaries’ assets, taken as a whole, in one or more related transactions, to any Person unless: (a) the Company is the continuing, resulting or surviving Person, or the Person formed by, continuing or resulting from or surviving any such consolidation, amalgamation, merger or winding up (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, limited liability company or partnership organized or existing under the laws of the United States, any state thereof or the District of Columbia (such Person, as the case may be, being herein called the “Successor Company”); (b) the Successor Company, if other than the Company, expressly assumes all the obligations of the Company under this this Agreement and the other Loan Documents and (c) immediately after such transaction, no Event of Default is continuing.

Section 7.08    Restricted Payments.
The Company shall not, and shall not suffer or permit any Restricted Subsidiary to, declare or pay any dividend on (or make any payment to a related trust for the purpose of paying a dividend), or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of the Company or such

US-DOCS\149531982.18

Restricted Subsidiary (or any related trust), whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Company or such Restricted Subsidiary (collectively, “Restricted Payments”) (it being understood, for the avoidance of doubt, that payments by the Company or any of its Restricted Subsidiaries pursuant to intercompany loans or notes, intercompany tax and expense-sharing arrangements, and intercompany services agreements shall not constitute Restricted Payments), except that:
(a)    any Restricted Subsidiary may declare or pay dividends with respect to its Capital Stock to the Company and to any other Restricted Subsidiary (and, in the case of a Restricted Payment by a non-wholly owned Restricted Subsidiary, to the Company and any other Restricted Subsidiary and to each other owner of Capital Stock or other equity interests of such Restricted Subsidiary on a pro rata basis based on their relative ownership interests);
(b)    the Company may pay dividends solely in the form of shares of its Capital Stock (other than Disqualified Capital Stock);
(c)    the Company may make Restricted Payments; provided, that immediately before and after giving effect to the making of such Restricted Payment, (x) no Default or Event of Default shall have occurred and be continuing, (y) the Company and its Restricted Subsidiaries shall be in compliance on a Pro Forma Basis with the Financial Covenants;
(d)    [Reserved];
(e)    the Company may make cash payments in lieu of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock or arising out of stock dividends, splits, combinations or business combinations and may exchange debt securities for other debt securities provided that there is no cash payment made in connection therewith;
(f)    the Company and each Restricted Subsidiary may pay (or make Restricted Payments to allow the Company or any other direct or indirect parent thereof to pay) for the repurchase, redemption or other acquisition or retirement for value of Capital Stock of such Restricted Subsidiary (or of the Company or any other such direct or indirect parent thereof) from any future, present or former employee, officer, director, manager or consultant of such Restricted Subsidiary (or the Company or any other direct or indirect parent of such Restricted Subsidiary) or any of its Subsidiaries upon the death, disability, retirement or termination of employment of any such Person or pursuant to any employee or director equity plan, employee, manager or director stock option plan or any other employee or director benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee, manager, director, officer or consultant of such Restricted Subsidiary (or the Company or any other direct or indirect parent thereof) or any of its Restricted Subsidiaries; provided that the aggregate amount of Restricted Payments made pursuant to this clause (f) shall not exceed the greater of $10,000,000 and 0.50% of the Consolidated Net Worth of the Company;
(g)    The Company and each Restricted Subsidiary may make Restricted Payments:
(i)    the proceeds of which shall be used to pay (A) its (or any of its direct or indirect parents’) operating costs and expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar fees and expenses), which are reasonable and customary and incurred in the ordinary course of business and attributable to the ownership or operations of the Company and its Subsidiaries, and (B) fees and expenses incurred in connection with the Transactions;

US-DOCS\149531982.18

(ii)    the proceeds of which shall be used to pay franchise Taxes and other fees, Taxes and expenses required to maintain its (or any of its direct or indirect parents’) corporate existence;
(iii)     the proceeds of which shall be used to pay customary salary, bonus and other benefits payable (including indemnities) to directors, managers, officers and employees of the Company to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Company and its Subsidiaries; and
(iv)     the proceeds of which shall be used to pay fees and expenses related to any equity or debt offering by the Company, whether or not consummated;
(h)    Each Restricted Subsidiary may make Restricted Payments the proceeds of which are used substantially simultaneously to make capital contributions to any Restricted Subsidiary of the Company;
(i)    The Company may make cashless exchanges of debt;
(j)    The Company and each Restricted Subsidiary may pay any dividend or distribution with 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Agreement;
(k)    The Company and each Restricted Subsidiary may repurchase Capital Stock issued by it that has been withheld in respect of taxes payable upon the vesting of equity awards pursuant to the Company and its Subsidiaries’ equity incentive plans or programs;
(l)    The Company and each Restricted Subsidiary may make Restricted Payments in the form of equity pursuant to and in accordance with equity compensation plans or programs and other benefit and compensation plans, programs or agreements for directors, officers, employees or advisors of the Company and its Subsidiaries;
(m)    The Company may make non-cash repurchases of its Capital Stock occurring upon exercise of stock options or warrants or the settlement or vesting of other awards if such Capital Stock represents a portion of the exercise price of such options or warrants or similar equity incentive awards;
(n)    The Company and each Restricted Subsidiary may purchase, redeem or otherwise acquire Capital Stock issued by it with the proceeds received from the substantially concurrent issue of new shares of its Capital Stock (other than Disqualified Capital Stock);
(o)    The Company or any Restricted Subsidiary may distribute rights pursuant to a stockholder rights plan or redeem such rights in accordance with the terms of such plan; and
(p)    The Company or any Restricted Subsidiary may engage in net-settled share transactions involving Capital Stock of the Company in connection with the payment of withholding taxes in connection with equity compensation plans or programs and other benefit and compensation plans, programs or agreements for directors, officers, employees or advisors.

US-DOCS\149531982.18

Section 7.09    Investments and Acquisitions.
Prior to the Springing Covenant End Date, the Company shall not, and shall not suffer or permit any Restricted Subsidiary to, directly or indirectly, make any Acquisition or hold or make any other Investment in any other Person, except:
(a)    Investments in existence on the Effective Date and commitments to make Investments existing on the Effective Date and listed on Schedule 7.09;
(b)    Investments consisting of non-cash consideration received in connection with a Disposition not prohibited by the Loan Documents;
(c)    Investments received in connection with the bankruptcy or reorganization of customers and suppliers in the ordinary course of business;
(d)    Investments consisting of Contingent Obligations in respect of leases or of other obligations that do not constitute Indebtedness and Investments constituting Contingent Obligations in respect of Indebtedness to the extent such Indebtedness is not prohibited under Section 7.01;
(e)    Investments in Cash Equivalents;
(f)    Investments by (x) any Insurance Subsidiary (including by any Subsidiary of such Insurance Subsidiary that is not itself an Insurance Subsidiary) in the ordinary course of business and consistent with the investment policy of such Insurance Subsidiary approved by the board of directors or equivalent body of such Insurance Subsidiary, of such Subsidiary of such Insurance Subsidiary, or of the Company and (y) by the Company in the ordinary course of business of the Company consistent with the investment policy approved by the board of directors of the Company;
(g)    Investments by the Company or any Restricted Subsidiary in the Company or any Restricted Subsidiary;
(h)    [reserved];
(i)    security deposits or pledges held or made in the ordinary course of business;
(j)    loans and advances in the ordinary course of business to employees for moving, relocation or travel purposes, in each case subject to compliance with the Requirements of Law;
(k)    Permitted Swap Obligations;
(l)    Investments; provided, that immediately before and after giving effect to the making of such Investment, (x) no Default or Event of Default shall have occurred and be continuing, (y) the Company and its Restricted Subsidiaries shall be in compliance on a Pro Forma Basis with the Financial Covenants;
(m)    [Reserved];
(n)    [Reserved];
(o)    [Reserved];

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(p)    [Reserved];
(q)    Investments as a result of (i) any transaction permitted by Section 7.03 (other than Section 7.03(i)(B)) or (ii) any merger, consolidation, liquidation, dissolution or other winding-up of the Borrower or any of its Subsidiaries not prohibited by Section 7.07.
(r)    Investments resulting from any pledge permitted under Section 7.02;
(s)    Investments consisting of the redemption, purchase, repurchase or retirement of Capital Stock permitted under Section 7.08;
(t)    Investments received in connection with the settlement of delinquent accounts and disputes with customers and suppliers in the ordinary course of business;
(u)    Capital Stock of the Federal Home Loan Bank required to be repurchased in connection with FHLB Indebtedness; and
(v)    Permitted Acquisitions;
provided that this Section 7.09 shall not apply at any time that the Index Debt is rated at least BBB- or Baa3 (as applicable) from at least two of the Rating Agencies.
Section 7.10    [Reserved].
Section 7.11    Debt to Total Capitalization Ratio.
The Company and its Restricted Subsidiaries shall not permit the Debt to Total Capitalization Ratio to exceed 35.0% as of the last day of any Fiscal Quarter.
Section 7.12    [Reserved].
Section 7.13    Minimum Consolidated Net Worth.
The Company shall not permit Consolidated Net Worth of the Company as of the last day of any Fiscal Quarter to be less than the sum of (without duplication) (i) $1,489,742,100, (ii) 50% of cumulative Consolidated Net Income of the Company and its Restricted Subsidiaries for each Fiscal Quarter of the Company (beginning with the Fiscal Quarter ending June 30, 2024) for which Consolidated Net Income is positive and (iii) 50% of any increase in the Consolidated Net Worth of the Company after March 31, 2024 resulting from the issuance of equity by or capital contributions to the Company or any of its Restricted Subsidiaries (excluding, for the avoidance of doubt, the impact of the issuance and exercise of warrants, options, and other employee stock awards).
Section 7.14    PMIERs Compliance.
NMIC shall at all times be in compliance with all applicable “financial requirements” imposed pursuant to PMIERs when and to the extent such financial requirements are effective, subject, for the avoidance of doubt, to any allowed transition period thereunder or any forbearance thereunder afforded by any Government-Sponsored Enterprise.

US-DOCS\149531982.18

Section 7.15    [Reserved].
Section 7.16    Changes in Fiscal Year.
The Company shall not, and shall not permit any of its Restricted Subsidiaries to change the last day of its fiscal year from December 31 of each year.
ARTICLE 8
EVENTS OF DEFAULT
Section 8.01    Events of Default.
Each of the following shall constitute an “Event of Default”:
(a)    Non-Payment. The Company fails to pay (i) when and as required to be paid herein, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise, any amount of principal of any Loan, (ii) within three days after the same becomes due, any interest on any Loan or any fee due hereunder or under any other Loan Document, or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or
(b)    Representation or Warranty. Any representation or warranty by the Company or any of its Restricted Subsidiaries made or deemed made herein or pursuant to any other Loan Document, or contained in any certificate or document furnished by the Company or any Restricted Subsidiary thereof at any time pursuant to this Agreement or any other Loan Document is incorrect in any material respect on or as of the date made or deemed made; or
(c)    Specific Defaults. The Company fails to perform or observe any term, covenant or agreement contained in any of (i) Section 6.03(a) (with respect to the occurrence of an Event of Default) or Section 6.04(a) (solely with respect to the Company), or Article 7, until the date on which the Revolving Loans have been accelerated and the related Revolving Commitments have been terminated, in each case, by the Required Lenders pursuant to the last paragraph of Section 8.02(c); or
(d)    Other Defaults. The Company or any of its Restricted Subsidiaries fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 30 days after the date upon which written notice thereof is given to the Company by the Agent or the Required Lenders; or
(e)    Cross-Default. (i) The Company or any Restricted Subsidiary (A) fails to make any payment in respect of any Indebtedness (other than in respect of Swap Contracts), having an aggregate principal amount of more than $45,000,000 (in the aggregate for all such Indebtedness), when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise); or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, such Indebtedness to be declared to be due and payable prior to its stated maturity, or, in the case of any such Indebtedness consisting of Contingent Obligations, to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (x) any event of default under such Swap Contract as to which the Company or any Restricted Subsidiary is the Defaulting Party

US-DOCS\149531982.18

(as defined in such Swap Contract) or (y) any Termination Event (as so defined) as to which the Company or any Restricted Subsidiary is an Affected Party (as so defined), and, in either event, the Swap Termination Value owed by the Company or such Restricted Subsidiary as a result thereof is greater than $45,000,000 (in the aggregate for all such Swap Contracts); or
(f)    Inability to Pay Debts. The Company or any Restricted Subsidiary (other than an Immaterial Subsidiary) generally fails to pay its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; or
(g)    Insolvency Proceedings. (i) The Company or any Restricted Subsidiary (other than an Immaterial Subsidiary) (A) commences any Insolvency Proceeding with respect to itself, (B) applies for or consents to the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or for a material and substantial part of its assets, or (C) takes any action to effectuate or authorize any of the foregoing; (ii) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Restricted Subsidiary (other than an Immaterial Subsidiary), or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a material and substantial part of the Company’s or any Restricted Subsidiary’s (other than an Immaterial Subsidiary’s) properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (iii) the Company or any Restricted Subsidiary (other than an Immaterial Subsidiary) admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; (iv) the Company or any Restricted Subsidiary (other than an Immaterial Subsidiary) acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a material and substantial portion of its property or business; or (v) any Restricted Subsidiary (other than an Immaterial Subsidiary) shall become subject to any conservation, rehabilitation or liquidation order, directive or mandate issued by any Governmental Authority; or
(h)    ERISA Event. With respect to any Single Employer Pension Plan or Multiemployer Plan, any ERISA Event has occurred that, when taken together with all other such ERISA Events then outstanding, would reasonably be expected to have a Material Adverse Effect; or
(i)    Material Judgments. One or more judgments or decrees shall be entered against the Company or any of its Restricted Subsidiaries involving in the aggregate a liability (to the extent not paid or covered by insurance as to which the relevant insurance company has not denied coverage) of $45,000,000 or more, and shall not have been paid, vacated, discharged, stayed or bonded pending appeal within 45 days from the entry thereof; or
(j)    [Reserved].
(k)    Change of Control. There occurs any Change of Control; or
(l)    Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all Obligations (other than unmatured contingent indemnification obligations), ceases to be a legal, valid and binding obligation of the Company; or the Company contests in writing the validity or enforceability against it of any Loan Document.

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Section 8.02    Remedies.
If any Event of Default shall have occurred and be continuing, the Agent shall, at the request of, or may, with the consent of, the Required Lenders,
(a)    declare the obligation of each Lender to make extensions or conversions of the Loans to be terminated;
(b)    declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, whereupon the Maturity Date shall be accelerated to such date and such Loans, all interest accrued and unpaid thereon and all other amounts owing or payable hereunder or under any other Loan Document shall become immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and
(c)    exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law; provided that upon the occurrence of any event specified in Section 8.01(g) (upon the expiration of the 60-day period mentioned therein, if applicable), the obligation of each Lender to make and continue Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company.
Section 8.03    Rights Not Exclusive.
The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.
ARTICLE 9
THE AGENT
Section 9.01    Appointment and Authority.
Each of the Lenders hereby irrevocably appoints RBC to act on its behalf as the Agent hereunder and under the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article (other than the rights of the Company and its Subsidiaries set forth in Section 9.06) are solely for the benefit of the Agent and the Lenders, and the Company shall have no rights as a third party beneficiary of any of such provisions.
Section 9.02    Rights as a Lender.
The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Subsidiary or other

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Affiliate thereof as if such Person were not the Agent hereunder and without any duty to account therefor to the Lenders.
Section 9.03    Exculpatory Provisions.
No Agent-Related Person shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, no Agent-Related Person:
(a)    shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)    shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that, with respect to the Agent, is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that no Agent-Related Person shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent-Related Person to liability or that is contrary to any Loan Document or applicable law; and
(c)    shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, shall be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by the Person serving as the Agent, any Agent-Related Person or any of their respective Affiliates in any capacity.
No Agent-Related Person shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent-Related Person shall believe in good faith shall be necessary, under the circumstances as provided in Sections 8.02 and 10.01) or (ii) in the absence of such Agent-Related Person’s own gross negligence or willful misconduct. No Agent-Related Person shall be deemed to have knowledge of any Default unless and until notice describing such Default is given to such Agent-Related Person by the Company or a Lender.
No Agent-Related Person shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent-Related Person.
Section 9.04    Reliance by Agent.
The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper

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Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Agent may presume that such condition is satisfactory to such Lender unless the Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
Section 9.05    Delegation of Duties.
The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Facilities as well as activities as Agent.
Section 9.06    Resignation of Agent.
The Agent may at any time give notice of its resignation to the Lenders and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States, and in each case such successor shall require the consent of the Company at all times other than during the existence of an Event of Default under Section 8.01(a) or (g) (such consent not to be unreasonably withheld or delayed). If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders, appoint a successor Agent meeting the qualifications set forth above; provided that if the Agent shall notify the Company and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Agent on behalf of the Lenders under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Agent, in consultation with the Company, as provided for above in this Section. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Company to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Sections 10.04 and 10.05 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.

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Section 9.07    Non-Reliance on Agent and Other Lenders.
Each Lender acknowledges that it has, independently and without reliance upon any Agent-Related Person or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent-Related Person or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
Section 9.08    No Other Duties, Etc.
Anything herein to the contrary notwithstanding, the Joint Lead Arrangers and Co-Documentation Agents shall not have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Agent or a Lender hereunder.
Section 9.09    Agent May File Proofs of Claim.
In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company, the Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Agent shall have made any demand on the Company) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Agent and their respective agents and counsel and all other amounts due the Lenders and the Agent under Sections 2.10, 10.04 and 10.05) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Agent and, in the event that the Agent shall consent to the making of such payments directly to the Lenders, to pay to the Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agent and its agents and counsel, and any other amounts due the Agent under Sections 2.10, 10.04 and 10.05.
Nothing contained herein shall be deemed to authorize the Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Agent to vote in respect of the claim of any Lender in any such proceeding.

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Section 9.10    [Reserved].
Section 9.11    Indemnification of Agent-Related Persons.
Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), ratably according to their respective portions of the total Loans held on the date on which indemnification is sought, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person’s own gross negligence or willful misconduct; and provided, further, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse each Agent-Related Person upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by such Agent-Related Person in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document or any document contemplated by or referred to herein, to the extent that such Agent-Related Person is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all other Obligations and the resignation of the Agent or any Agent-Related Person.
Section 9.12    Withholding Tax.
To the extent required by any applicable law, the Agent shall withhold from any payment to any Lender an amount equal to any applicable withholding Tax. If the IRS or any Governmental Authority asserts a claim that the Agent did not properly withhold Tax from any amount paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding Tax ineffective), such Lender shall indemnify and hold harmless the Agent (to the extent that the Agent has not already been reimbursed by the Company and without limiting or expanding the obligation of the Company to do so) for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including any penalties, additions to Tax or interest thereon, together with all expenses incurred, including legal expenses and any out-of-pocket expenses, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Agent under this Article 9. The agreements in this Article 9 shall survive the resignation and/or replacement of the Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Loans and the repayment, satisfaction or discharge of all obligations under this Agreement. Unless required by applicable laws, at no time shall the Agent have any obligation to file for or otherwise pursue on behalf of a Lender any refund of Taxes withheld or deducted from funds paid for the account of such Lender.

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Section 9.13    Certain ERISA Matters.
(a)     Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent, and the Joint Lead Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Company, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans or the Commitments,
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, and the conditions for exemptive relief thereunder are and will continue to be satisfied in connection therewith,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Lender.
(b)    In addition, unless subclause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in subclause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent, and the Joint Lead Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Company, that:
(i)    none of the Agent, or any of the Joint Lead Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),
(ii)    the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the

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Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21, as amended from time to time) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),
(iii)    the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),
(iv)    the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and
(v)    no fee or other compensation is being paid directly to the Agent, or the Joint Lead Arrangers or any of their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Commitments or this Agreement.
(c)    The Agent and the Joint Lead Arrangers hereby inform the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
Section 9.14    Erroneous Payments.
(i)     Each Lender hereby agrees that (x) if the Agent notifies such Lender that the Agent has determined in its sole discretion that any funds received by such Lender from the Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Agent at the greater of the NYFRB Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall

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not assert, and hereby waives, as to the Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Agent to any Lender under this Section 9.14 shall be conclusive, absent manifest error.
(ii)    Each Lender hereby further agrees that if it receives a Payment from the Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment.  Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Agent of such occurrence and, upon demand from the Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Agent at the greater of the NYFRB Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(iii)    The Company hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Company.
(iv)    Each party’s obligations under this Section 9.14 shall survive the resignation or replacement of the Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Revolving Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.
ARTICLE 10
MISCELLANEOUS
Section 10.01    Amendments and Waivers.
Except as set forth in Sections 1.04(d), 2.16, 2.18, and 3.05(b), no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Company, shall be effective unless in writing signed by the Required Lenders and the Company, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that the Agent may, with the consent of the Company only, amend, modify or supplement this Agreement or any other Loan Document to cure any ambiguity, omission, defect or inconsistency (as reasonably determined by the Agent), so long as such amendment, modification or supplement does not adversely affect the rights of any Lender or the Lenders shall have received at least five Business Days’ prior written notice thereof and the Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment; provided, further, that except as set forth in Sections 1.04(d), 2.16, 2.18, and 3.05(b), no such amendment, waiver or consent shall:

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(a)    extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;
(b)    postpone or delay the maturity of the Loans, or any scheduled date of payment of the principal amount of the Loans, or any date for the payment of any interest, premium or fees due to the Lenders (or any of them) hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, without the written consent of each Lender directly affected thereby (other than as a result of waiving (i) an Event of Default in accordance with the terms hereof, (ii) default interest hereunder) or (iii) a mandatory prepayment to be made hereunder;
(c)    amend the definition of “Required Lenders” or “Pro Rata Share” without the consent of each Lender directly affected thereby;
(d)    amend the definition of “Interest Period” to permit Interest Periods with a duration of longer than six months without the written consent of each Lender;
(e)    [reserved];
(f)    [reserved];
(g)    amend this Section 10.01 without the written consent of each Lender;
(h)    subject to Section 2.18(d), change Section 2.15, in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;
(i)    consent to the assignment or transfer by the Company of any of its rights and obligations under any Loan Document without the written consent of each Lender;
(j)    [Reserved];
(k)    amend, modify, terminate or waive any provision of the Loan Documents as the same applies to the Agent or the Joint Lead Arrangers, or any other provision hereof as the same applies to the rights or obligations of the Agent or the Joint Lead Arrangers, in each case without the consent of the Agent or each of the Joint Lead Arrangers, as applicable; or
(l)    [Reserved];
provided, further, that (i) any waiver, amendment or modification of any Loan Document that by its terms affects only the rights or duties under the Loan Documents of Lenders holding Loans or Commitments under a particular Facility (but not the Lenders holding Loans or Commitments under any other Facility) may only be effected by an agreement or agreements in writing entered into by the Company and the requisite percentage in interest of such affected Lenders that would be required to consent thereto under this Section if such Facility were the only Facility hereunder at the time, (ii) any fee agreement referred to in Section 2.11 may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto and shall not require the consent of any other Person and (iii) if the Agent and the Company acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document, then the Agent and the Company shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement.

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Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except for any amendment, waiver or consent pursuant to Section 10.01(a), (b) or (c).
Section 10.02    Notices.
(a)    Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile or electronic transmission). All such written notices shall be mailed, emailed, faxed or delivered to the applicable address, facsimile number (provided that any matter transmitted by the Company by facsimile (1) shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule 10.02, and (2) shall be followed promptly by delivery of a hard copy original thereof) or (subject to subsection (b) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)    if to the Company or the Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties;
(ii)    if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its administrative questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Company and the Agent; and
(iii)    if to the Agent in respect of a supplement to the list of Disqualified Lenders as set forth in the definition thereof, such supplement to be delivered to the address, facsimile number, electronic mail address or telephone number specified for the Agent on Schedule 10.02.
All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (b) below), when delivered; provided that notices and other communications to the Agent pursuant to Article 2 shall not be effective until actually received by such Person. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.
(b)    Electronic Communications:
(1)    Notices and other communications to the Agent and Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites, including the Platform) pursuant to procedures approved by the Agent, provided that the foregoing shall not apply to notices to the Agent or any Lender pursuant to Article 2 if such Person has notified the Agent and the Company that it is incapable of receiving notices under such Article by electronic communication. The Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s

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receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(2)    In no event shall any Agent-Related Person have any liability to the Company, any Lender or any other Person for losses, costs, expenses or liabilities arising out of the Company’s or the Agent’s electronic transmission of Approved Electronic Communications, or the use by unintended recipients of Approved Electronic Communications distributed to such unintended recipients by such Agent-Related Person, except to the extent that such losses, costs, expenses or liabilities are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the Agent-Related Person.
(3)    The Platform and any Approved Electronic Communications are provided “as is” and “as available.” None of the Agent-Related Persons warrant the accuracy, adequacy, or completeness of the Approved Electronic Communications or the Platform and each expressly disclaims liability for errors or omissions in the Platform and the Approved Electronic Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects is made by the Agent-Related Persons in connection with the Platform or the Approved Electronic Communications.
(4)    The Company, each of its Subsidiaries and each Lender agrees that the Agent may, but shall not be obligated to, store any Approved Electronic Communications on the Platform in accordance with the Agent’s customary document retention procedures and policies.
(5)    Any notice of Default or Event of Default may be provided by telephone if confirmed promptly thereafter by delivery of written notice thereof.
(c)    The Agent-Related Persons and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Company even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Company shall indemnify each Agent-Related Person and each Lender from all losses, costs, out-of-pocket expenses and liabilities resulting from the reliance by such Agent-Related Person or such Lender on each notice purportedly given by or on behalf of the Company; provided that such indemnity shall not, as to any such Agent-Related Person, be available to the extent that such losses, costs, expenses or liabilities are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent-Related Person. All telephonic notices to and other communications with the Agent may be recorded by the Agent, and each of the parties hereto hereby consents to such recording.

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Section 10.03    No Waiver; Cumulative Remedies.
No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
Section 10.04    Costs and Expenses.
The Company agrees (a) to pay or reimburse each Agent-Related Person for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated) and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, which shall be limited to the reasonable and documented out-of-pocket fees and reasonable disbursements of (x) one firm of counsel selected by the Agent and (y) if reasonably required by the Agent, one additional local counsel in each appropriate jurisdiction and/or one specialist counsel for each relevant specialty for all Agent-Related Persons taken together, and (b) to pay or reimburse each Agent-Related Person and each Lender for all out-of-pocket costs and expenses incurred in connection with the enforcement, attempted enforcement or preservation of any rights or remedies under this Agreement (including, but not limited to this Section 10.04) or the other Loan Documents (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Obligations and during any legal proceeding, including in any Insolvency Proceeding or appellate proceeding), including all Attorney Costs, which shall be limited to the reasonable and documented out-of-pocket fees disbursements of (x) one primary counsel for the Agent-Related Persons and all Lenders, (y) if reasonably required by the Agent, one additional local counsel in each appropriate jurisdiction and/or one specialist counsel for each relevant specialty for the Agent-Related Persons and all Lenders and (z) solely in the case of a conflict of interest where the Person affected by such conflict informs the Company of such conflict and thereafter retains its own counsel, one additional counsel to each group of similarly situated Agent-Related Persons or Lenders, taken as a whole. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto and other out-of-pocket expenses incurred by each Agent-Related Person and the cost of independent public accountants and other outside experts (subject to the limitations above) retained by such Agent-Related Person or any Lender. Notwithstanding anything to the contrary in this Agreement, in no event shall the Attorney Costs and other costs and expenses required to be reimbursed pursuant to this Section 10.04 or otherwise pursuant to this Agreement include the allocated cost of internal counsel, internal accountants, or other internal experts or employees. All amounts due under this Section shall be payable within ten Business Days after written demand therefor together with, if requested by the Company, backup documentation supporting such payment or reimbursement request. The agreements in this Section shall survive the repayment of the Loans and the other Obligations.
Section 10.05    Company Indemnification; Limitation on Liability.
(a)    Indemnification. Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, and the directors, officers, employees, counsel, agents, partners and attorneys-in-fact of such Persons and Affiliates involved with the refinancing or the Transactions (collectively, the “Indemnified Persons”) from and against any and all liabilities, obligations, losses, damages, penalties,

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claims, demands, actions, judgments, suits, charges and costs, expenses and disbursements (including reasonable Attorney Costs) of any kind or nature whatsoever (including those arising from or relating to any environmental matters) that may at any time be imposed on, incurred by or asserted against any such Indemnified Person by any third party or by the Company in any way relating to or arising out of or in connection with (i) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (ii) any Commitment or Loan or the use or proposed use of the proceeds therefrom, (iii) any Environmental Liability related to the Company or any of its Subsidiaries or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnified Person is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnified Person, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of or a material breach of this Agreement by such Indemnified Person or any Related Party thereof or arise out of or is in connection with any claim, litigation, loss or proceeding not involving an act or omission of the Company or any of its Affiliates and that is brought by an Indemnified Person against another Indemnified Person (other than against the Agent or the Joint Lead Arrangers in its capacity as such) provided, further that such indemnity shall be limited, in the case of Attorney Costs and other legal fees and expenses, to (x) the reasonable and documented out-of-pocket fees and disbursements of one counsel for all Indemnified Persons, taken as a whole, and, solely in the case of a conflict of interest where the Indemnified Person affected by such conflict informs the Company of such conflict and thereafter retains its own counsel, one additional counsel to each group of similarly situated Indemnified Persons, taken as a whole, and (y) if reasonably necessary, one additional local counsel to such persons, taken as a whole, in any relevant jurisdiction and/or one additional specialty counsel to all such persons, taken as a whole.
(b)    Limitation on Liability. To the fullest extent permitted by applicable law, no Person party hereto shall assert (and each such Person shall cause its Subsidiaries not to assert), and each such Person hereby waives, and acknowledges that no other such Person shall have, any claim against (i) any Agent-Related Person, Lender or any of their respective Affiliates, or any of the directors, officers, employees, counsel, agents, partners and attorneys-in-fact of such Persons or Affiliates involved with the refinancing or the Transactions or (ii) the Company or any of its Related Parties or any of their respective equity holders, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Commitment or the use of proceeds thereof; provided that such waiver of special, indirect, consequential or punitive damages shall not limit the indemnification obligations of the Company under Section 10.05(a).
Section 10.06    Marshalling; Payments Set Aside.
Neither the Agent nor any Lender shall be under any obligation to marshal any assets in favor of the Company or any other Person or against or in payment of any or all of the Obligations. To the extent that the Company makes a payment to the Agent or the Lenders (or to the Agent, on behalf of the Lenders), or any Agent or Lender enforces any security interests or exercises any right of setoff, and such payment or the proceeds of such enforcement or the proceeds of such set-off or any part thereof are

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subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred and (b) each Lender severally agrees to pay to the Agent upon demand its Pro Rata Share of any amount so recovered from or repaid by the Agent.
Section 10.07    Assignments, Successors, Participations, Etc.
(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 10.07(b), or (ii) by way of participation in accordance with the provisions of Section 10.07(d) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (as defined below) to the extent provided in Section 10.07(e) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it (provided, however, that pro rata assignments shall not be required)); provided that:
(i)    [reserved];
(ii)    in the case of assignments of Revolving Loans or Revolving Commitments, such assignment, shall be consented to by each of the Company and Agent (such consent not to be (x) unreasonably withheld or delayed or, (y) in the case of the Company, required at any time an Event of Default shall have occurred and then be continuing, or (z) required in the case of an assignment by an assigning Lender to an Affiliate or Approved Fund of such Lender or any other Revolving Lender); provided that (A) the Company shall be deemed to have consented to any such assignment of Revolving Loans or Revolving Commitments unless it shall object thereto by written notice to the Agent within ten (10) Business Days after having received written notice thereof and (B) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Revolving Loans or Revolving Commitments or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Revolving Loans and Revolving Commitments of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, unless each of the Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed);

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(iii)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned under the Facilities;
(iv)    the parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption; such Assignment and Assumption to be (A) electronically executed and delivered to the Agent via an electronic settlement system then acceptable to the Agent (or, if previously agreed with the Agent, manually), and (B) delivered together with a processing and recordation fee of $3,500, unless waived or reduced by the Agent in its sole discretion; and
(v)    the Eligible Assignee, if it shall not be a Lender, shall deliver to the Agent an administrative questionnaire, in the form prescribed by the Agent.
Subject to acceptance and recording thereof by the Agent pursuant to Section 10.07(d), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.03, 3.04, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender). Upon request, the Company (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(d). The Agent shall not be responsible for monitoring the list of Disqualified Lenders and shall have no liability for non-compliance by any Lender.
(c)    Register. The Agent, acting solely for this purpose as an agent of the Company, shall maintain at the Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal and interest amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Company, the Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company and each Lender (with respect to its own interests in the Facilities only) at any reasonable time and from time to time upon reasonable prior notice. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(d)    Participations. Any Lender may at any time, without the consent of, or notice to, the Company or the Agent, sell participations to any Person (other than (i) a natural person (or holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person) (ii) the Company or any of the Company’s Affiliates or Subsidiaries, or (iii) a Defaulting Lender) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement; provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii)

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such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Company, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that directly affects such Participant. Except to the extent limited by Section 10.07(f), the Company agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.02, 3.03 and 3.04 (subject to the limitations and requirements of such Sections (including Section 3.01(f) and Section 3.01(g)) and Section 3.07), as if such Participant were a Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(b); provided, that such Participant shall not be entitled to receive any greater payment under Sections 3.01, 3.03 and 3.04, with respect to any participation, than its participating Lender would have been entitled to receive except to the extent such entitlement to receive a greater payment results from a change in law that occurs after the Participant acquired the applicable participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.14 as though it were a Lender.
Each Lender that sells a participation pursuant to this Section 10.07(e) shall, acting solely for U.S. federal income tax purposes as a non-fiduciary agent of the Company, maintain a register on which it records the name and address of each participant and the principal amounts of each participant’s participation interest with respect to the Loans or other obligations under the Loan Documents (each, a “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any participant or any information relating to a participant’s interest in any Commitments, Loans or its other obligations under this Agreement) except to the extent that the relevant parties, acting reasonably and in good faith, determine that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
(e)    Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.03 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant.
(f)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(g)    Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include Electronic Signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic

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Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 10.08    Confidentiality.
The Agent and each Lender shall maintain the confidentiality of all information regarding the Company or any Subsidiary or any of their respective businesses provided to it by the Company or any Subsidiary, or by the Agent on the Company’s or such Subsidiary’s behalf, in connection with this Agreement or any other Loan Document (the “Information”); provided, that the Agent or such Lender may disclose Information (a) to the extent such Information (i) was or becomes generally available to the public other than as a result of improper disclosure by the Agent or a Lender, or (ii) was or becomes available on a non-confidential basis from a source other than the Company; provided that such source is not known by the Agent or such Lender to be prohibited from disclosing such Information to the Agent or such Lender by a legal, contractual or fiduciary obligation; (b) at the request or pursuant to any requirement of any Governmental Authority or representative thereof having jurisdiction over the Agent or such Lender (including the NAIC) or in connection with an examination of the Agent or such Lender by any such Governmental Authority; (c) pursuant to subpoena or other court process; (d) when required to do so in accordance with the provisions of any applicable Requirement of Law; (e) in connection with the exercise of any remedy hereunder or under any other Loan Document; (f) to the Agent’s or such Lender’s independent auditors and other professional advisors on a confidential basis; (g) to any Participant, Lender or Eligible Assignee, actual or potential; provided that such Person is not a Disqualified Lender and agrees in writing to keep such Information confidential to the same extent required of the Lenders hereunder or on terms no less restrictive than those set forth in this Section 10.08; provided, however, that such writing may take the form of a customary and binding “click-through” agreement; (h) to its Affiliates and to their respective officers, directors, partners, members, employees, legal counsel, independent auditors and other advisors, experts or agents who need to know such Information and on a confidential basis (and to other Persons authorized by a Lender or the Agent to organize, present or disseminate such Information in connection with disclosures otherwise made in accordance with this Section 10.08); provided that such Affiliates and other Persons are not Disqualified Lenders and are otherwise bound by an obligation of confidentiality (including an employment agreement) to the Agent or such Lender sufficient to ensure compliance with the terms of this Section 10.08 or have agreed to act in accordance with this Section 10.08; (i) to any other party to this Agreement; (j) to any pledgee referred to in Section 10.07(f) or any direct or indirect, contractual counterparty or prospective counterparty (or such counterparty’s or prospective counterparty’s professional advisor) to any swap, derivative, or other transaction under which payments are to be made by reference to the Company or any of its Subsidiaries and its respective obligations, this Agreement or payments hereunder (so long as all parties, including all counterparties and advisors, agree to be bound by the provisions of this Section 10.08 or other provisions at least as restrictive as this Section 10.08); (k) to any rating agency when required by it; provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any Information relating to the Company or any Subsidiary received by it from the Agent or any Lender; (l) on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loans; (m) to the extent that such Information was already in possession of the Agent or such Lender or is independently developed by the Agent or such Lender without the use of any Information and without violating the terms of this Section 10.08; (n) for purposes of establishing a “due diligence” defense; and (o) with the prior written consent of the Borrower. In addition, the Agent and each Lender may disclose the existence of this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agent and the Lenders in connection with the administration and management of this Agreement and the other Loan Documents. In the case of

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clause (b), (c), and (d), the disclosing party shall, to the extent not prohibited by any Requirement of Law, give prior notice of such disclosure to the Company so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 10.08.
Each of the Agent and the Lenders acknowledges that (x) the Information may include material non-public information concerning the Company or a Subsidiary, as the case may be, (y) it has developed compliance procedures regarding the use of material non-public information, and (z) it will handle such material non-public information in accordance with applicable Requirements of Law, including United States federal and state securities laws.
Section 10.09    Set-off.
In addition to any rights and remedies of the Lenders provided by law, if an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender or Affiliate to or for the credit or the account of the Company against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured; provided that neither any Lender nor any of its Affiliates shall be entitled to exercise any such set off with respect to any trust, tax reserve or payroll account. Each Lender agrees to promptly notify the Company and the Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application. For the avoidance of doubt, upon the exercise by any Lender or any of its Affiliates of any right of setoff under this Agreement or any other Loan Document in respect of any of the Obligations, the Obligations shall be immediately and automatically reduced to the extent of the amount thereby set off and applied.
Section 10.10    Notification of Addresses, Lending Offices, Etc.
Each Lender shall notify the Agent in writing of any changes in the address to which notices to the Lender should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.
Section 10.11    Effectiveness; Counterparts.
This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by the Company and the Agent of written notification of such execution and authorization of delivery thereof. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each, an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this

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Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Agent has agreed to accept any Electronic Signature, the Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Company without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Company hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Agent, the Lenders and the Company, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (B) the Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (C) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (D) waives any claim against any Agent-Related Person for any liabilities arising solely from the Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any liabilities arising as a result of the failure of the Company to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
Section 10.12    Survival of Representations and Warranties.
All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Agent and each Lender, regardless of any investigation made by the Agent or any Lender or on their behalf, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.
Section 10.13    Severability.
If any provision of any Loan Document is invalid, illegal or unenforceable in any jurisdiction then, to the fullest extent permitted by law, (i) such provision shall, as to such jurisdiction, be ineffective to the extent (but only to the extent) of such invalidity, illegality or unenforceability, (ii) the other

US-DOCS\149531982.18

provisions of the Loan Documents shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Lenders in order to carry out the intentions of the parties thereto as nearly as may be possible and (iii) the invalidity, illegality or unenforceability of any such provision in any jurisdiction shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.
Section 10.14    Replacement of Defaulting Lenders and Non-Consenting Lenders.
If any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.07), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:
(a)    the Agent shall have received the assignment fee specified in Section 10.07(b);
(b)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Sections 2.09, 3.01, 3.03 and 3.04) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts).
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.
No action by or consent of a Defaulting Lender or a Non-Consenting Lender shall be necessary in connection with such assignment, which shall be immediately and automatically effective upon payment of such purchase price.
Section 10.15    Governing Law; Jurisdiction; Consent to Service of Process.
(a)    This Agreement shall be construed in accordance with and governed by the law of the State of New York.
(b)    Each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any relevant appellate court, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each party hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in any Loan Document shall affect any right that any Lender or the Agent may otherwise have to bring any action or proceeding relating to any Loan Document against the Company or its properties in the courts of any jurisdiction.

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(c)    Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document in any court referred to in subsection (b) of this Section. Each party hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such suit, action or proceeding in any such court.
(d)    Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 10.02. Nothing in any Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.
Section 10.16    Waiver of Jury Trial.
EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.
Section 10.17    USA Patriot Act Notice.
Each Lender and the Agent (for itself and not on behalf of any Lender) hereby notifies the Company that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow such Lender or the Agent, as applicable, to identify the Company in accordance with the Patriot Act.
Section 10.18    Entire Agreement.
This Agreement, together with the other Loan Documents and any separate agreements with respect to fees payable to the Agent, embodies the entire agreement and understanding among the Company, the Lenders and the Agent and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.
Section 10.19    Independence of Covenants.
All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

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Section 10.20    Obligations Several; Independent Nature of Lenders’ Right.
The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.
Section 10.21    No Fiduciary Duty.
The Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Company, their stockholders and/or their affiliates. The Company agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and the Company, its stockholders or its affiliates, on the other. The Company acknowledges and agrees that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Company, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of the Company, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise the Company, its stockholders or its Affiliates on other matters) or any other obligation to the Company except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of the Company, its management, stockholders, creditors or any other Person. The Company acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Company agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.
Section 10.22    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that

US-DOCS\149531982.18

may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
Section 10.23    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Contracts or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
[SIGNATURE PAGES FOLLOW ON NEXT PAGE]
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their proper and duly authorized officers as of the day and year first above written.

US-DOCS\149531982.18

NMI HOLDINGS, INC.
By:    /s/ Adam Pollitzer
    Name:    Adam Pollitzer
    Title    President and Chief Executive Officer

US-DOCS\149531982.18

ROYAL BANK OF CANADA,
as Agent
By:    /s/ Susan Khokher
    Name:    Susan Khokher
    Title:    Manager, Agency

[Signature Page to Credit Agreement]

ROYAL BANK OF CANADA,
as Lender
By:    /s/ Kevin Bemben
    Name:    Kevin Bemben
    Title:    Authorized Signatory

US-DOCS\149531982.18

BANK OF MONTREAL,
as Revolving Lender
By:    /s/ Collin Wagner
    Name:    Collin Wagner
    Title:    Vice President

US-DOCS\149531982.18

Citibank, N.A.,
as Revolving Lender
By:    /s/ Robert Chesley
    Name:    Robert Chesley
    Title:    Vice President and Managing Director

US-DOCS\149531982.18

Truist Bank,
as Revolving Lender
By:    /s/ Michael J. Landry
    Name:    Michael J. Landry
    Title:    Director

US-DOCS\149531982.18

GOLDMAN SACHS BANK USA,
as Revolving Lender
By:    /s/ Andrew Vernon
    Name:    Andrew Vernon
    Title:    Authorized Signatory

US-DOCS\149531982.18

The Huntington National Bank,
as Revolving Lender
By:    /s/ Ryan Benefiel
    Name:    Ryan Benefiel
    Title:    Vice President

US-DOCS\149531982.18

U.S. BANK NATIONAL ASSOCIATION,
as Revolving Lender
By:    /s/ Glenn Schuermann
    Name:     Glenn Schuermann
    Title:    Vice President

US-DOCS\149531982.18

EXHIBIT A
FORM OF COMPLIANCE CERTIFICATE
Financial Statement Date:____________
To:    Royal Bank of Canada, as Agent
Ladies and Gentlemen:
Reference is made to that certain Credit Agreement, dated as of April 29, 2024 (as may be amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NMI HOLDINGS, INC., a Delaware corporation (the “Company”), the Lenders from time to time party thereto and ROYAL BANK OF CANADA, as administrative agent for the Lenders (in such capacity, including any successor thereto, the “Agent”). Capitalized terms used but not defined herein have the meanings given to such terms in the Credit Agreement.
The undersigned Responsible Officer of the Company hereby certifies, solely as a Responsible Officer of the Company and not in his/her individual capacity, as of the date hereof that he/she is the [          ] of the Company, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate to the Agent on behalf of the Company, and that:
[Use following paragraph 1 for fiscal year-end financial statements]
1.    (i) [The Company has delivered to the Agent, for further distribution to each Lender, in accordance with Section 6.01(a) of the Credit Agreement,][Attached hereto as Schedule 1 are] the year-end audited financial statements required by Section 6.01(a) of the Credit Agreement for the fiscal year of the Company ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section, and (ii) attached hereto as Schedule 2 is the certificate prepared by such independent certified public accountant with respect to such financial statements, as required by Section 6.02(b) of the Credit Agreement.
[Use following paragraph 1 for fiscal quarter-end financial statements]
1.    [The Company has delivered to the Agent, for further distribution to each Lender, in accordance with Section 6.01(b) of the Credit Agreement,][Attached hereto as Schedule 1 are] the unaudited financial statements required by Section 6.01(b) of the Credit Agreement for the fiscal quarter of the Company ended as of the above date. Such financial statements fairly present in all material respects, in accordance with GAAP (subject to the absence of footnotes and year-end audit adjustments), the financial position, the results of operations and cash flows of the Company and its Subsidiaries as at such date and for such period.

US-DOCS\149532001.4

2.    The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Company during the accounting period covered by the attached financial statements.
3.    A review of the activities of the Company during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Company performed and observed all its obligations under the Loan Documents, and
[select one.]
[during such fiscal period, to the best knowledge of the undersigned, the Company performed and observed each covenant and condition of the Loan Documents applicable to it and no Default has occurred and is continuing.]
–or–
[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]
4.    The financial covenant analyses and information set forth on Schedule 4 attached hereto are true and accurate on and as of the date of this Compliance Certificate.
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

US-DOCS\149532001.4

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate in his/her capacity as Responsible Officer of the Company as of ___________.

NMI HOLDINGS, INC.
By:
Name:
Title:

US-DOCS\149532001.4

SCHEDULE 1
TO THE COMPLIANCE CERTIFICATE
[ATTACHED]

US-DOCS\149532001.4

SCHEDULE 2
TO THE COMPLIANCE CERTIFICATE
[ATTACHED]

US-DOCS\149532001.4

SCHEDULE 3
TO THE COMPLIANCE CERTIFICATE
[ATTACHED]

US-DOCS\149532001.4

SCHEDULE 4
TO THE COMPLIANCE CERTIFICATE3
For the Fiscal Quarter/Year ended________________(“Statement Date”)

Section 7.11 — Debt to Total Capitalization Ratio

(a) Maximum permitted:	35.0%
(b) Actual (measured as of the Statement Date):
(i) the principal amount of all Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Statement Date:[4]
(ii) Total Capitalization on the Statement Date:
(A) Total Shareholders’ Equity:
(B) sum of (b)(i) + (b)(ii)(A):
(c) Ratio of (b)(i) to (b)(ii)(B) (expressed as a percentage):

Section 7.13 — Minimum Consolidated Net Worth

(a) Consolidated Net Worth (measured as of the Statement Date):	$ __________
(b) Minimum Consolidated Net Worth:
(i) Consolidated Net Worth Base Amount:	$1,489,742,100
(ii)    50% of cumulative Consolidated Net Income of the Company and its Restricted Subsidiaries for each Fiscal Quarter (beginning with the Fiscal Quarter ending [June 30] 2024) for which Consolidated Net Income is positive:
$ __________
3 In case of any inconsistency between the provisions of this Schedule and the provisions of the Credit Agreement, the Credit Agreement shall prevail.
4 Other than (i) Indebtedness owing to the Company or any of its Restricted Subsidiaries and (ii) Indebtedness of the kinds referred to in clauses (d) and (e) of the definition of “Indebtedness” and, for the avoidance of doubt, Securitization Indebtedness.

US-DOCS\149532001.4

(iii)    50% of any increase in Consolidated Net Worth of the Company after March 31, 2024 resulting from the issuance of equity by or capital contributions to the Company or any of its Restricted Subsidiaries:[5]
$ __________
(c) Minimum Consolidated Net Worth
(i) Sum of (b)(i) + (b)(ii) + (b)(iii):	$ __________

5 Excluding, for the avoidance of doubt, the impact of the issuance and exercise of warrants, options, and other employee stock awards.

US-DOCS\149532001.4

EXHIBIT B
FORM OF REVOLVING LOAN NOTE
$[__,___,___.__]
[    ], 202_    New York, New York
FOR VALUE RECEIVED, NMI HOLDINGS, INC., a Delaware corporation (the “Company”), promises to pay [NAME OF LENDER] (“Payee”) or its registered assigns, on or before [ _______ ], the lesser of (a) $[__,___,___.__] and (b) the unpaid principal amount of all advances made by Payee to the Company as Revolving Loans under the Credit Agreement referred to below.
The Company also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement, dated as of April 29, 2024 (as may be amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NMI HOLDINGS, INC., a Delaware corporation (the “Company”), the Lenders from time to time party thereto and ROYAL BANK OF CANADA, as administrative agent for the Lenders (in such capacity, including any successor thereto, the “Agent”). Capitalized terms used but not defined herein have the meanings given to such terms in the Credit Agreement.
This Revolving Loan Note is one of the “Revolving Loan Notes” and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Loans evidenced hereby were made and are to be repaid.
All payments of principal and interest in respect of this Revolving Loan Note shall be made in dollars and in immediately available funds at the Agent’s Office or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment and Assumption effecting the assignment or transfer of the obligations evidenced hereby in accordance with the Credit Agreement shall have been accepted by the Agent and recorded in the Register, the Company, the Agent and Lenders shall treat Payee as the owner and holder of this Revolving Loan Note and the obligations evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Revolving Loan Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided that the failure to make a notation of any payment made on this Revolving Loan Note shall not limit or otherwise affect the obligations of the Company hereunder with respect to payments of principal of or interest on this Revolving Loan Note.
B-1
US-DOCS\149532001.4

This Revolving Loan Note is subject to mandatory prepayment and to prepayment at the option of the Company, each as provided in the Credit Agreement.
THIS REVOLVING LOAN NOTE AND THE RIGHTS AND OBLIGATIONS OF THE COMPANY AND PAYEE HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Revolving Loan Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.
The terms of this Revolving Loan Note are subject to amendment only in the manner provided in the Credit Agreement.
The Company promises to reimburse costs and expenses (including Attorney Costs) incurred by each Agent-Related Person in connection with the enforcement of this Revolving Loan Note, solely as and to the extent provided in the Credit Agreement. The Company and any endorsers of this Revolving Loan Note hereby waive acceptance, promptness, diligence, presentment, protest, demand and notice of protest, demand, dishonor and non-payment of this Revolving Loan Note.
[Remainder of page intentionally left blank]
B-1-2
US-DOCS\149532001.4

IN WITNESS WHEREOF, the Company has caused this Revolving Loan Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

NMI HOLDINGS, INC.
By:
Name:
Title:

B-1-3
US-DOCS\149532001.4

TRANSACTIONS ON
REVOLVING LOAN NOTE

Date	Amount of Loan Made This Date	Amount of Principal Paid This Date	Outstanding Principal Balance This Date	Notation Made By

B-1-4
US-DOCS\149532001.4

EXHIBIT C-1
FORM OF LOAN NOTICE
Date: _____________, 202[ ]
To:    Royal Bank of Canada, as Agent
Ladies and Gentlemen:
Reference is made to that certain Credit Agreement, dated as of April 29, 2024 (as may be amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NMI HOLDINGS, INC., a Delaware corporation (the “Company”), the Lenders from time to time party thereto and ROYAL BANK OF CANADA, as administrative agent for the Lenders (in such capacity, including any successor thereto, the “Agent”). Capitalized terms used but not defined herein have the meanings given to such terms in the Credit Agreement.
Pursuant to Section 2.01 of the Credit Agreement, the Company desires that Lenders make the following Loans to the Company in accordance with the applicable terms and conditions of the Credit Agreement on [ _____ ] (the “Borrowing Date”):

Revolving Loans
☐ Base Rate Loans:	$[___,___,___]
☐ Term Benchmark Loans, with an initial Interest Period of ________ month(s):	$[___,___,___]

The Company hereby certifies that:
(i)    after giving effect to the Revolving Loans requested on the Borrowing Date, the aggregate Revolving Loans shall not exceed the Revolving Commitments then in effect;
(ii)    the representations and warranties contained in Article 5 of the Credit Agreement (other than Sections 5.05, 5.11 and 5.17) or any other Loan Document, or which are contained in any document furnished at any time under or in connection therewith, (x) which are not qualified as to materiality are true and correct, in each case as of the date hereof, in all material respects and (y) which are qualified as to materiality are true and correct, in each case, on and as of the date hereof, after giving effect to the Loans contemplated hereby, except to the extent such representations and warranties specifically refer to an earlier date, in which case such representations and warranties are
C-1-1
US-DOCS\149532001.4

true and correct in all material respects, or true and correct, as the case may be, on and as of such earlier date; and
(iii)    no Default or Event of Default shall have occurred and be continuing on the Borrowing Date immediately before or after giving effect to the Loans contemplated hereby.
The account of the Company to which the proceeds of the Loans requested on the Borrowing Date are to be made available by the Agent to the Company are as follows:

Bank Name:
Bank Address:
ABA Number:
Account Number:
Attention:
Reference:

Date: _____________, 202__	NMI HOLDINGS, INC.
By:
Name:
Title:

C-1-2
US-DOCS\149532001.4

EXHIBIT C-2
FORM OF CONVERSION/CONTINUATION NOTICE
Reference is made to that certain Credit Agreement, dated as of April 29, 2024 (as may be amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NMI HOLDINGS, INC., a Delaware corporation (the “Company”), the Lenders from time to time party thereto and ROYAL BANK OF CANADA, as administrative agent for the Lenders (in such capacity, including any successor thereto, the “Agent”). Capitalized terms used but not defined herein have the meanings given to such terms in the Credit Agreement.
Pursuant to Section 2.05 of the Credit Agreement, the Company desires to convert or to continue the following Loans, each such conversion and/or continuation to be effective as of [   ]:
1.
$[___,___,___] Term Benchmark Loans to be continued with Interest Period of [____] month(s)
$[___,___,___] Base Rate Loans to be converted to Term Benchmark Loans with Interest Period of [____] month(s)
$[___,___,___] Term Benchmark Loans to be converted to Base Rate Loans

Date: _____________, 202_	NMI HOLDINGS, INC.
By:
Name:
Title:

C-2-1
US-DOCS\149532001.4

EXHIBIT D
FORM OF ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions set forth in Annex 1 hereto and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided
1 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
2 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language
3 Select as appropriate.
4 Include bracketed language if there are either multiple Assignors or multiple Assignees.

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in this Assignment and Assumption, without representation or warranty by [the] [any] Assignor.
1.    Assignor[s]: ____________________
2.    Assignee[s]: ____________________
    [for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]
3.    Company: NMI Holdings, Inc.
4.    Agent: Royal Bank of Canada, as the administrative agent under the Credit Agreement
5.    Credit Agreement: Credit Agreement, dated as of April 29, 2024, among NMI Holdings, Inc., the Lenders from time to time party thereto and Royal Bank of Canada, as Agent.
6.    Assigned Interest[s]:

Assignor[s][5]	Assignee[s][6]	Facility [7]	Aggregate Amount of Commitment/Loans of the Applicable Facility for All Lenders	Amount of Commitment/ Loans of the Applicable Facility Assigned[8]	Percentage Assigned of Commitment/ Loans of the Applicable Facility[9]	CUSIP Number

			$	$	%

			$	$	%

			$	$	%

[7.    Trade Date:    ]10
5 List each Assignor, as appropriate.
6 List each Assignee, as appropriate.
7 Fill in the appropriate terminology for the applicable Facility for the Loans that are being assigned under this Assignment.
8 Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
9 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of the Applicable Facility for all Lenders.
10 To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

US-DOCS\149532001.4

Effective Date:_______________________, 20__ [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR][S]
By:
Name:
Title:

ASSIGNEE [NAME OF ASSIGNEE][S]
By:
Name:
Title:

[Consented to and] Accepted: ROYAL BANK OF CANADA, as Agent[11]
By:
Name:
Title:

[Consented to:] [NMI HOLDINGS, INC., as the Company[12]
By:
Name:
Title: ]

11 To be added only if the consent of the Agent is required by the terms of the Credit Agreement.
12 To be added only if the consent of the Company is required by the terms of the Credit Agreement.

US-DOCS\149532001.4

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1.    Representations and Warranties.
1.1.    Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2.    Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements of an Eligible Assignee under the Credit Agreement (subject to such consents, if any, as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Agent, [the] [any] Assignor or any other Lender, and based on such documents and information as it shall

US-DOCS\149532001.4

deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2.    Payments. From and after the Effective Date, the Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.
3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be construed in accordance with and governed by the law of the State of New York. The words “execution,” “signed,” “signature,” and words of like import in this Assignment and Assumption shall be deemed to include Electronic Signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

US-DOCS\149532001.4

EXHIBIT E-1
FORM OF UNITED STATES TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to that certain Credit Agreement, dated as of April 29, 2024 (as may be amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NMI HOLDINGS, INC., a Delaware corporation (the “Company”), the Lenders from time to time party thereto and ROYAL BANK OF CANADA, as administrative agent for the Lenders (in such capacity, including any successor thereto, the “Agent”). Capitalized terms used but not defined herein have the meanings given to such terms in the Credit Agreement.
Pursuant to the provisions of Section 3.01(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a “controlled foreign corporation” related to the Company as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished Agent and the Company with a certificate of its non-U.S. person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Agent and (2) the undersigned shall furnish the Company and the Agent a properly completed and currently effective certificate in either the calendar year in which payment is to be made by the Company or the Agent to the undersigned, or in either of the two calendar years preceding such payment.
[Signature Page Follows]

[Lender]
By:
Name:
Title:

[Address]

E-1-1
US-DOCS\149532001.4

Dated: _______________________, 202[  ]

E-1-2
US-DOCS\149532001.4

EXHIBIT E-2
FORM OF UNITED STATES TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For
U.S. Federal Income Tax Purposes)
Reference is made to that certain Credit Agreement, dated as of April 29, 2024 (as may be amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NMI HOLDINGS, INC., a Delaware corporation (the “Company”), the Lenders from time to time party thereto and ROYAL BANK OF CANADA, as administrative agent for the Lenders (in such capacity, including any successor thereto, the “Agent”). Capitalized terms used but not defined herein have the meanings given to such terms in the Credit Agreement.
Pursuant to the provisions of Section 3.01(f) and 10.07(d) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a “controlled foreign corporation” related to the Company as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which payment is to be made to the undersigned, or in either of the two calendar years preceding such payment.
[Signature Page Follows]

[Participant]
By:
Name:
Title:

E-2-1
US-DOCS\149532001.4

[Address]

Dated: _______________________, 202[ ]

E-2-2
US-DOCS\149532001.4

EXHIBIT E-3
FORM OF UNITED STATES TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For
U.S. Federal Income Tax Purposes)
Reference is made to that certain Credit Agreement, dated as of April 29, 2024 (as may be amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NMI HOLDINGS, INC., a Delaware corporation (the “Company”), the Lenders from time to time party thereto and ROYAL BANK OF CANADA, as administrative agent for the Lenders (in such capacity, including any successor thereto, the “Agent”). Capitalized terms used but not defined herein have the meanings given to such terms in the Credit Agreement.
Pursuant to the provisions of Section 3.01(f) and 10.07(d) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code, and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Company as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or an IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or an IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which payment is to be made to the undersigned, or in either of the two calendar years preceding such payment.
[Signature Page Follows]

E-3-1
US-DOCS\149532001.4

[Participant]
By:
Name:
Title:

[Address]

Dated: _______________________, 202[  ]

E-3-2
US-DOCS\149532001.4

EXHIBIT E-4
FORM OF UNITED STATES TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to that certain Credit Agreement, dated as of April 29, 2024 (as may be amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NMI HOLDINGS, INC., a Delaware corporation (the “Company”), the Lenders from time to time party thereto and ROYAL BANK OF CANADA, as administrative agent for the Lenders (in such capacity, including any successor thereto, the “Agent”). Capitalized terms used but not defined herein have the meanings given to such terms in the Credit Agreement.
Pursuant to the provisions of Section 3.01(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code, and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Company as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Agent and the Company with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or an IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or an IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Agent and (2) the undersigned shall have at all times furnished the Company and the Agent in writing with a properly completed and currently effective certificate in either the calendar year in which payment is to be made by the Company or the Agent to the undersigned, or in either of the two calendar years preceding such payment.
[Signature Page Follows]

US-DOCS\149532001.4

[Lender]
By:
Name:
Title:

[Address]

Dated: _______________________, 202[  ]

US-DOCS\149532001.4